                           SCHEDULE 14C INFORMATION
                Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934


                                Amendment No. 2


Check the appropriate box:

[x]  Preliminary Information Statement
[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Information Statement

                                  Andal Corp.
               (Name of Registrant as Specified In Its Charter)

                                     N.A.
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     1) Title of each class of securities to which transaction applies:
        Common Stock, par value $20.00 per share
     2) Aggregate number of securities to which transaction applies:
        70,565 shares
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $37.00
     4) Proposed maximum aggregate value of transaction:  $2,610,905
     5) Total fee paid: $522.18

[x] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
       1)  Amount Previously Paid:  ........................................
       2)  Form, Schedule or Registration Statement No.:  ..................
       3)  Filing Party:  ..................................................
       4)  Date Filed:  ....................................................

                                  Andal Corp.
                               630 Fifth Avenue
                           New York, New York 10111

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               November 17, 1998

         NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Andal Corp., a New York corporation (the "Company"), will be held at the offices of Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, New York 10158, on November 17, 1998, at 10:00 A.M. local time, for the purpose of considering and acting upon the following matters:


          (1) The election of two (2) directors to serve until the 1999 Annual Meeting of Shareholders and until their successors shall be elected and qualified.

          (2) The approval of the merger (the "Merger") of Cafco Holding Corporation ("Cafco") into the Company pursuant to a merger agreement (the "Merger Agreement") dated July 15, 1998, between the Company and Cafco, pursuant to which each share of Common Stock of the Company, other than shares owned by Cafco or by shareholders who perfected their appraisal rights, will be converted into the right to receive $37 per share. As a result of the Merger, all of the issued and outstanding stock of the Company will be owned by the shareholders of Cafco.

          (3) The transaction of such other and further business as may properly come before the meeting.


         The Board of Directors of the Company has fixed the close of business on October 13, 1998 as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the 1998 Annual Meeting. The enclosed Information Statement contains information pertaining to the matters to be voted on at the Annual Meeting.


   WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A
                                     PROXY

         On July 15, 1998, the Board of Directors determined that the Merger is fair to and in the best interest of the shareholders and approved the Merger Agreement and the transactions contemplated thereby.

         Cafco owns 75.3% of the issued and outstanding Common Stock as of the Record Date. Accordingly, Cafco has the ability to approve the Merger without the affirmative vote of any other shareholders. The Merger Agreement provides that Cafco will vote its shares in favor of the Merger.

         New York law gives shareholders who do not vote in favor of the Merger and who otherwise strictly comply with the provisions of Section 623 of the New York Business Corporation Law, the right to demand payment from the Company of the fair value of their shares. Shareholders who wish to assert their rights of appraisal should strictly comply with the provisions of said
Section 623, a copy of which is included as Appendix D to this Information Statement. Appraisal rights are also discussed in the Information Statement under the heading "Rights of Dissenting Shareholders."


                                   By order of the Board of Directors

                                         Mary Lou Holcombe
                                            Secretary


New York, New York
October       , 1998

                                  ANDAL CORP.

                             INFORMATION STATEMENT

                      1998 Annual Meeting of Shareholders

                              GENERAL INFORMATION

 We Are Not Asking You for a Proxy, and You Are Requested Not To Send Us a Proxy


         This Information Statement is furnished in connection with the 1998 Annual Meeting of Shareholders (the "Annual Meeting") of Andal Corp., a New York corporation (the "Company") to be held at the offices of Esanu Katsky Korins & Siger, LLP, 605 Third Avenue, New York, New York 10158 on November 17, 1998 at 10:00 A.M. or at any adjournment thereof. This Information Statement, which includes the Company's Form 10-K Annual Report for the fiscal year ended September 30, 1997 and the Form 10-Q for the quarter ended June 30, 1998, is being mailed to shareholders of the Company on or about October , 1998.

         At the Annual Meeting, shareholders will vote on (a) the election of two (2) directors to serve until the 1999 Annual Meeting of Shareholders and until their successors shall be elected and qualified, (b) the approval of the merger (the "Merger") of Cafco Holding Corporation ("Cafco") into the Company pursuant to a merger agreement (the "Merger Agreement") dated July 15, 1998, between the Company and Cafco, pursuant to which each share of Common Stock of the Company, other than shares owned by Cafco or by shareholders who perfected their appraisal rights, will be converted into the right to receive $37 per share, and (c) the transaction of such other and further business as may properly come before the meeting. As a result of the Merger, all of the issued and outstanding stock of the Company will be owned by the shareholders of Cafco. The Board of Directors does not know of any other matters which will be voted upon at the Annual Meeting.

         The cost of the preparation and mailing of this Information Statement, which is estimated at $150,000, will be paid by the Company.


Record Date; Outstanding Shares; Voting Rights


         Shareholders of record at the close of business on October 13, 1998 (the "Record Date"), are entitled to notice and to vote at the Annual Meeting. As of the close of business on the Record Date there were outstanding 286,094 shares of common stock of the Company ("Common Stock"). The holders of the Common Stock are entitled to one vote for each share owned of record on the Record Date.


         The presence of holders of a majority of the shares of Common Stock entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. If a shareholder attends the Annual Meeting, his or her shares are counted as being present at the Annual Meeting for purposes of determining whether there is a quorum, even if the shareholder abstains from voting on all matters. The vote required for the election of directors and approval of the Merger is set forth in the discussion of each proposal.

                                                     TABLE OF CONTENTS


                                                                                                                          Page
                                                                                                                          ----

     SUMMARY .......................................................................................................         3
     BENEFICIAL OWNERSHIP OF SECURITIES; SECURITY OWNERSHIP OF MANAGEMENT...........................................         7
     ELECTION OF DIRECTORS .........................................................................................         7
     EXECUTIVE OFFICERS.............................................................................................         8
     EXECUTIVE COMPENSATION.........................................................................................         9
     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................................................................        11
     PERFORMANCE GRAPH..............................................................................................        14
     THE MERGER ....................................................................................................        15
     MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER.........................................................        23
     FINANCIAL STATEMENTS...........................................................................................        24
     RIGHTS OF DISSENTING SHAREHOLDERS..............................................................................        24
     PROCEDURE FOR PAYMENT..........................................................................................        25
     OTHER MATTERS .................................................................................................        26


     APPENDICES

     Form 10-K for the fiscal year ended September 30, 1997 ........................................................         A
     Form 10-Q for the six months ended June 30, 1998 ..............................................................         B
     The Merger Agreement...........................................................................................         C
     Sections 910 and 623 of the New York Business Corporation Law..................................................         D


                                    SUMMARY

         The following discussion summarizes certain information contained in this Information Statement. It does not purport to be complete and is qualified in its entirety by reference to more detailed information appearing elsewhere in this Information Statement, including the financial statements and the notes thereto, which are included in the Company's Form 10-K for the fiscal year ended September 30, 1997 and Form 10-Q for the quarter ended June 30, 1998, which are included as Appendices A and B, respectively, to this Information Statement, and the other Appendices to this Information Statement.

                                 THE COMPANIES

         Andal Corp. (the "Company") is not presently engaged in any active business activities. Prior to September 30, 1997, the Company, through its majority-owned subsidiary, Multi-Arc, Inc. ("Multi-Arc"), had been engaged in surface enhancement which is the utilization of advanced technologies to apply thin-film coatings of various metals, metal compounds and other materials to base materials to enhance their hardness, wear and corrosion resistance, lubricity and appearance. On September 30, 1997, Multi-Arc was merged into a wholly-owned subsidiary of Bernex, Inc. The Company received approximately $17.8 million from this transaction and may be entitled to receive up to approximately $3.0 million in additional cash from certain escrows that were established at the closing.


         The Company's principal executive offices are located at 630 Fifth Avenue, New York, New York 10111, telephone (212) 218-2811.


         Cafco Holding Corporation ("Cafco") was organized in July 1998 for the purpose of acquiring Common Stock of the Company owned by Messrs. Andrew
J. Frankel and Alan N. Cohen and other shareholders who are related to or otherwise affiliated with Mr. Frankel or Mr. Cohen, entering into the Merger Agreement and consummating the Merger. In this connection, in July 1998, the present Cafco shareholders transferred 215,529 shares of Common Stock, representing all of the Common Stock owned by them, to Cafco in exchange for an equal number of shares of common stock of Cafco.


         Cafco's principal executive offices are located at 630 Fifth Avenue, New York, New York 10111, telephone (212) 218-2811.



                              THE ANNUAL MEETING

Purpose: The election of two directors and the approval of the Merger of Cafco into the Company.


Record Date:                     October 13, 1998.

Meeting Date:                    November 17, 1998.


Shares outstanding:              286,094 as of the Record Date.

Share ownership of Cafco:        Cafco owns 215,529 shares of Common Stock,
                                 constituting 75.3% of the outstanding shares of Common Stock on the Record Date.

Interest of Directors in
 the Merger:                     Mr. Andrew J. Frankel, chairman of the board,
                                 chief executive officer and a director of the Company, is chairman of the board, chief executive officer and a director of Cafco.
                                 Mr. Alan N. Cohen, president and a director of the Company, is president and a director of Cafco. Messrs. Frankel and Cohen are the only directors of the

                                 Company and Cafco. All of the shareholders of Cafco are either related to or affiliated with either Mr. Frankel or Mr. Cohen.

                                 The Company has certain contingent assets and obligations, the extent of which cannot be determined as of the date of this Information Statement. Depending on the amount of such assets and liabilities, it is possible that the Cafco shareholders would receive approximately $6.96, or 18.8%, more per share than the other shareholders of the Company. See "The Merger -- Funds Held in Escrow; Reserves" and "The Merger -- Potential Premium to Cafco Shareholders."

Required Vote for Merger:        The approval of the Merger requires the
                                 affirmative vote of the holders of at least two-thirds of the shares of Common Stock outstanding on the Record Date. Since Cafco owns more than two-thirds of the outstanding shares of Common Stock on the Record Date, the votes of the other shareholders are not required for the approval of the Merger.

Market for Common Stock:         There is no active market for the Company's
                                 Common Stock. The Common Stock is not
                                 included in the Nasdaq OTC Bulletin Board, although there has been infrequent trading in the Common Stock on the over-the-counter market.

Available Funds:                 At June 30, 1998, the Company had cash or
                                 cash equivalents of approximately $12.3
                                 million. Such funds represent cash received from the sale of Multi-Arc in September 1997 and cash received from the sale of certain securities owned by the Company, net of cash used for operations and payments made to purchase shares of the Company's Common Stock from certain shareholders.

                        THE MERGER AND MERGER AGREEMENT

Terms of the Merger:              At the effective time of the Merger (the
                                 "Effective Time"), each share of Common Stock of the Company, other than shares held by Cafco and shares held by shareholders exercising their rights of appraisal, shall, without any action on the part of the holders thereof, become and be converted into the right to receive $37 per share, and each share of common stock of Cafco shall become and be converted into one share of Common Stock of the Company. The payment of $37 per share is referred to as the "Merger Payment." As a result, upon the effectiveness of the Merger, the only shareholders of the Company will be the present shareholders of Cafco. The date on which the Effective Time occurs is referred to as the "Effective Date."

Approval by Directors:           On July 15, 1998, the Board of Directors
                                 approved (a) the transfer by the present
                                 Cafco shareholders of their shares of the Company's Common Stock to Cafco and (b) the
                                 Merger Agreement pursuant to which, subject to shareholder approval, Cafco is to be merged into the Company. The Board of Directors, which is comprised of Messrs.
                                 Frankel and Cohen, who are also the sole directors of Cafco, determined that the Merger is fair and in the best interest of the shareholders. Because the directors are the directors of both the Company and Cafco and they, together with their affiliates and related parties, are the stockholders of Cafco, they have a conflict of interest. See
                                 "Interest of Directors in the Merger" and "Certain Relationships and Related
                                 Transactions."

Reasons for the Merger:          On September 30, 1997, as a result of the
                                 sale of Multi-Arc, the Company ceased to be engaged in any active business. Its assets at June 30, 1998, consisted principally of approximately $12.3 million in cash and cash equivalents, representing the proceeds received by the Company from the sale of Multi-Arc and the sale of certain other securities owned by the Company, net of payments paid to purchase shares of Common
                                 Stock from shareholders and operating
                                 expenses. The Board of Directors has approved the Merger because the Merger will enable the shareholders (other than Cafco and its shareholders) to realize a fair value for their shares of Common Stock and to permit the Company to operate as a private company, owned by the present Cafco shareholders, without the burdens of being a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See
                                 "The Merger" for information concerning
                                 factors considered by the board in approving the Merger.


No Fairness Opinion:             Neither the Company nor Cafco has obtained
                                 any report, opinion or appraisal from any outside party relating directly or indirectly to the Merger. The Board of Directors of the Company, which is comprised of the same individuals as the Board of Directors of Cafco, did not believe that a fairness opinion was necessary because, the Company's principal assets are cash and cash equivalents and the Merger Payment approximates both the liquidation value of the Common Stock and the price paid by the Company to purchase shares of Common Stock from other shareholders in recent negotiated transactions. The board of directors believes that, notwithstanding the absence of a fairness opinion and the potential premium to the Cafco shareholders, the terms of the Merger are fair to the nonaffiliated shareholders. See "The Merger -- Fairness of the Consideration," "The Merger -- Potential
                                 Premium to Cafco Shareholders" and "The
                                 Merger -- No Fairness Opinion."


Potential Premium for Cafco
 Shareholders:                   The Company has certain contingent assets and
                                 obligations, the extent of which cannot be determined as of the date of this Information
                                 Statement. Depending on the amount of such assets and liabilities, it is possible that the Cafco shareholders would receive approximately $6.96, or 18.8%, more per share than the other shareholders of the Company.
                                 If such money were paid pro rata to all
                                 shareholders of the Company, including the Cafco shareholders, the unaffiliated shareholders would receive approximately
                                 $5.24, or approximately 15.8%, per share more, which would result in a total payment of $42.24. See "The Merger -- Funds Held in
                                 Escrow; Reserves" and "The Merger --
                                 Potential Premium to Cafco Shareholders."

Procedure for Payment:           Following the effectiveness of the Merger,
                                 the Company will send the shareholders notice that the Merger has become effective and setting forth the procedure for receiving payment for their shares. At the Effective
                                 Time, the Company's shareholders other than Cafco will have no rights as shareholders, and their only right will be the right to receive the Merger Payment upon delivery of their stock certificate to the Registrar and Transfer Company, which will act as paying agent (the "Paying Agent"). A Letter of
                                 Transmittal will be sent to all shareholders of the Company after the Effective Date. The
                                 Letter of Transmittal will advise such holder of the terms of the Merger and the procedures for surrendering to the Paying Agent certificates evidencing shares in exchange for the Merger Consideration. See "Procedure for Payment." Shareholders who exercise their dissenters' rights will have the rights with respect to their shares as described under "Rights of Dissenting Shareholders."

Tax Consequences:                The receipt of the Merger Payment pursuant to
                                 the Merger (including any cash payment
                                 received by dissenting shareholders upon the exercise of their rights of appraisal) will be a taxable transaction for federal income tax purposes. Provided that the Common Stock is a capital asset in the hands of a shareholder, in general, the payment of the Merger Payment will result in capital gain or loss to such shareholder as of the Effective Date. Whether the gain or loss will be long-term or short-term will depend on the holding period of the shares of Common Stock in the hands of such shareholder as of the Effective Date. See "Material
                                 Federal Income Tax Consequences of the
                                 Merger."

Dissenters Rights:               Sections 623 and 910 of the New York Business
                                 Corporation Law ("NYBCL") give to any
                                 shareholder who wishes to object to the
                                 Merger the right to receive from the Company in cash, the fair value of his or her shares, provided that the Merger is not abandoned or fails to be approved and authorized, and provided, further, that the statutory procedure is carefully followed. See "Rights of Dissenting Shareholders" and Appendix D to this Information Statement.

                         SUMMARY FINANCIAL INFORMATION

                                  ANDAL CORP.
                   (In thousands, except per share amounts)

Statement of Operations Data(1):

                                       Nine Months Ended
                                           June 30,                                Fiscal Year Ended September 30,
                                          --------                  --------------------------------------------------------------
                                      1998          1997            1997            1996          1995          1994          1993
                                      ----          ----            ----            ----          ----          ----          ----
Operating revenue                   $    --       $    --       $    --         $    --       $    --       $    --       $    --
Operating income (loss)                (484)         (200)         (417)         (1,953)       (1,333)       (1,768)       (1,375)
Income (loss) from continuing
operations                            1,047          (462)         (423)          3,390        (2,129)       (2,435)       (1,708)
Income from discontinued
operations(1)                           730         1,839        10,081           4,995         4,015         3,556           748
Net income (loss)                     1,777         1,277         9,658           6,385         1,886        (1,121)         (960)
Income (loss) per share from
continuing operations                  2.83         (1.03)         (.95)           9.98         (6.45)        (7.38)        (5.18)
Net income (loss) per share            4.81          3.08         21.59           24.69          5.72         (3.40)        (2.91)
Weighted average number of shares
of Common Stock outstanding             370           447           447             340           330           330           330
Dividends paid                           --            --            --              --            --            --            --

Balance Sheet Data:

                                                                              September 30,
                                                                ---------------------------------------------------
                                         June 30, 1998           1997       1996        1995       1994        1993
                                         -------------           ----       ----        ----       ----        ----
Working capital (deficiency)                $10,968            $14,247    $(3,594)    $(1,034)   $(2,815)    $(1,923)
Total assets                                 16,036             21,775      9,488       6,420      6,521       7,441
Long-term liabilities (net of current
maturities)                                      --                 --         --       6,364      7,364      14,720
Shareholders' equity                         11,175             14,513      4,855      (5,098)    (6,984)     (5,863)
Book value per share of Common
Stock                                         34.17              32.44      10.85      (15.46)    (21.17)     (17.77)

-------------
(1) See Notes 2 and 6 of Notes to Consolidated Financial Statements, which are included in the Company's Form 10-K Annual Report for the fiscal year ended September 30, 1997, which is included as Appendix A to this Information Statement, for a description of the income (loss) from discontinued operations in fiscal 1997, 1996 and 1995. Income from discontinued operations in fiscal 1994 and 1993 resulted from the Multi-Arc operations, after deduction of $419,000 and $527,000 respectively, of legal expenses and settlements of litigation arising from the Company's discontinued construction subcontracting operations. The income from discontinued operations in 1994 also includes a $69,000 gain relating to the divestiture of Olsher Metals Corporation.


                           CAFCO HOLDING CORPORATION

         No financial information is included with respect to Cafco, since Cafco was formed in July 1998, has no assets other than the shares of the Company's Common Stock which were transferred by the present Cafco shareholders, and Cafco has no liabilities.


      BENEFICIAL OWNERSHIP OF SECURITIES; SECURITY HOLDINGS OF MANAGEMENT

         Set forth below is information as of July 15, 1998, as to each person owning of record or known by the Company, based on information provided to the Company by the persons named below, to own beneficially at least 5% of the Company's Common Stock and all officers and directors as a group.

                                                        Percent of Outstanding
Name and Address(1)                            Shares       Common Stock
----------------                               ------   ----------------------
Andrew J. Frankel(2)                           215,529         75.3%
Alan N. Cohen2                                 215,529         75.3%
Cafco Holding Corporation(2)                   215,529         75.3%
All directors and officers as a group
 (three individuals)(3)                        216,129         75.4%


------------
(1) Unless otherwise indicated, each person has the sole voting and sole investment power and direct beneficial ownership of the shares. The address of each person is c/o Andal Corp., 630 Fifth Avenue, New York, New York 10111.


(2) The shares of Common Stock owned by Cafco are attributable to Messrs. Andrew J. Frankel and Alan N. Cohen, who have shared power to vote and dispose of the shares owned by Cafco. Mr. Frankel, chairman of the board, chief executive officer and a director of the Company is chairman of the board, chief executive officer and a director of Cafco. Mr. Cohen, president and a director of the Company, is president and a director of Cafco.


(3) Includes 100 shares of Common Stock and options to purchase 500 shares of Common Stock held by one other officer.



                             ELECTION OF DIRECTORS

         Directors of the Company are elected annually by the shareholders to serve until the next annual meeting of shareholders and until their respective successors are duly elected. The bylaws of the Company provide that the number of directors comprising the whole board shall be determined from time to time by the Board of Directors. The Board of Directors has established the size of the board for the ensuing year at two directors and is recommending that the two incumbent directors of the Company be re-elected. If any nominee becomes unavailable for any reason, a situation which is not anticipated, a substitute nominee may be proposed by the Board of Directors, and any shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors.


         The Board of Directors is presently comprised of Messrs. Andrew J. Frankel and Alan N. Cohen, who were elected at the 1997 annual meeting of shareholders, for which proxies were solicited. Two other individuals who were also elected as directors at the 1997 annual meeting, Messrs. Peter D. Flood and Walter N. Kreil, Jr., resigned on September 30, 1997.

         The following table sets forth certain information concerning the nominees for director:

         Name                 Age                Position with the Company                               Director Since
         ----                 ---                -------------------------                               --------------
Andrew J. Frankel             65        Chairman of the board, chief executive officer and director           1971
Alan N. Cohen                 67        President and director                                                1979

         Andrew J. Frankel has been chairman of the board, chief executive officer and a director of the Company since 1971 except for the period from September 1, 1996 through September 30, 1997, when he served only as a director. He has been chairman of the board and chief executive officer of Cafco since its organization in July 1998.

         Alan N. Cohen has been a director of the Company since 1979 and president of the Company since 1981 except for the period from September 1, 1996 through September 30, 1997, when he served only as a director. He has been president and a director of Cafco since its organization in July 1998.

Approval Required

         Provided that a quorum is present at the Annual Meeting, the two directors receiving the most votes are elected as directors for a term of one year and until their successors are elected and qualified.


Meetings of the Board of Directors and Directors Compensation

         The Board of Directors has one committee, the Compensation Committee, which is comprised of Messrs. Andrew J. Frankel and Alan N. Cohen, who are the only directors of the Company. During the fiscal year ended September 30, 1997, the Board of Directors held three meetings, all of which were attended by the present directors. The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee, which held one meeting during 1997.

         On October 1, 1997, the Compensation Committee submitted a report which said that the base salaries of the executive officers during fiscal 1997 were determined pursuant to their employment agreements which were executed in 1995. Effective October 1, 1997, following the resignation of Messrs. Flood and Kreil contemporaneously with the sale of Multi-Arc, Messrs. Frankel and Cohen were elected chairman of the board and chief executive officer and president, respectively, at an annual salary of $100,000, which was less than they earned in prior years. The Compensation Committee also approved the bonus plan for the Multi-Arc officers, including Messrs. Flood and Kreil, for their efforts in connection with the Multi-Arc sale.

         Since both directors are also employed by the Company, they receive no compensation for service as directors.


                              EXECUTIVE OFFICERS

         Set forth below are the executive officers of the Company and information concerning those officers who are not also directors of the Company.


Name                                         Position
----                                         ---------
Andrew J. Frankel        Chairman of the Board and Chief Executive Officer
Alan N. Cohen            President
Mary Lou Holcombe        Vice President and Secretary

         Ms. Mary Lou Holcombe, 53, has been employed by the Company since 1970. She has been vice president and secretary since October 1997. From September 1, 1996 through September 30, 1997, she was employed in a non-executive administrative capacity. From January 1988 until August 1994 she was assistant vice president, and from August 1994 until September 1996, she was secretary, of the Company.

                            EXECUTIVE COMPENSATION

         Set forth below is information with respect to compensation paid or accrued by the Company for 1997, 1996 and 1995 to its chief executive officer and to each other officer whose compensation exceeded $100,000 for 1997.

                                                SUMMARY COMPENSATION TABLE


                                                                                                   Long-Term
                                                                                                Compensation          All Other
                                                      Annual Compensation                           (Awards)        Compensation
                                                 -----------------------------                      --------       ---------------
                                  Fiscal                               Other Annual               Options, SARs      (401(k) Plan
Name and Principal Position        Year      Salary        Bonus       Compensation (2)              (Number)       Contributions)
---------------------------        ----    ----------    ---------     ------------               -------------     -------------
Peter D. Flood, Chief executive    1997       $250,000    $1,510,000                (3)                 --             $4,750
officer from September 1996 to     1996        250,000       138,000                (3)                 --              4,750
September 30, 1997, and chief      1995        250,000       151,000                (3)              2,500(4)           4,620
executive officer of Multi-Arc (1)

Walter N. Kreil, Jr., Senior vice  1997        149,350       580,000                (3)                 --              4,750
president and chief financial      1996        142,000        35,000                (3)                 --              4,750
officer from September 1996 to     1995        135,200        50,000                (3)                500(4)           4,620
September 30, 1997 and chief
financial officer of Multi-Arc(1)

Andrew J. Frankel, Chief           1997             --            --              --                    --                 --
executive officer through August   1996        157,000            --          42,739                    --                 --
1996                               1995        244,000            --          33,333                    --                 --

Alan N. Cohen, President through   1997             --            --              --                    --                 --
August 1996                        1996        157,000            --          16,000                    --                 --
                                   1995        244,000            --          16,000                    --                 --

-------------
(1) Messrs. Flood and Kreil resigned on September 30, 1997, at the time of the Multi-Arc sale.

(2) Other Annual Compensation includes professional services and supplemental life and accrued medical insurance as follows:


                      Andrew J. Frankel                      Alan N. Cohen
               Professional            Supplemental           Professional
Fiscal Year      Services                Insurance              Services
-----------    ------------            ------------           ------------
1996             $10,000                 $10,494               $10,000
1995              10,000                   5,194                10,000

(3) The Other Annual Compensation for Messrs. Flood and Kreil did not exceed 10% of salary for any fiscal year.

(4) Represents options to purchase common stock of Multi-Arc at $205.13 per share.

         The bonus paid to Mr. Flood in 1997 represents a bonus of $1,150,000 as a result of the sale of Multi-Arc, a $250,000 bonus paid in connection with the 1996 execution of an employment agreement and a $110,000 bonus paid pursuant to the terms of his employment agreement.

         The bonus paid to Mr. Kreil represents a bonus of $500,000 as a result of the sale of Multi-Arc, a $50,000 bonus paid in connection with the 1996 execution of an employment agreement and a $30,000 bonus paid pursuant to an incentive compensation plan.

         On September 30, 1997, contemporaneously with the sale of Multi-Arc, Messrs. Flood and Kreil exercised their options to acquire common stock of Multi-Arc. As a result of the Multi-Arc sale, they received net cash payments of $220,000 and $35,000, respectively, from the sale of their interest in Multi-Arc resulting from the exercise of the options and from the sale of Multi-Arc stock and debentures they had acquired in 1995. Such payments were net of the exercise price of the stock options and repayment of loans made to them by Multi-Arc in 1995 for the purpose of enabling them to acquire the stock and debentures.

         Messrs. Frankel and Cohen were members of a noncontributory pension plan which was terminated effective January 1, 1985. Upon termination of the plan, the Company purchased straight life annuity policies sufficient to pay each of the participants upon their retirement at normal retirement age the benefits which had accrued under the plan up to January 1, 1985. The amounts payable at normal retirement to Messrs. Frankel and Cohen are $61,402 and $36,988, respectively.

Employment Contracts

         The Company does not have any employment agreements with any of its officers. Pursuant to a retirement agreement dated August 31, 1996, the Company is obligated to provide life and health insurance benefits to Messrs. Frankel and Cohen for the remainder of their lives and to provide health insurance benefits to Ms. Holcombe until age 65. See "Certain Relationships and Related Transactions."

Option Exercises and Outstanding Options

         The following table sets forth information concerning the exercise of options and warrants during the fiscal year ended September 30, 1997 and the year-end value of options held by the Company's officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") have been granted.

 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value


                                                                     Number of
                                                                     Securities            Value of
                                                                     Underlying            Unexercised In-
                                                                     Unexercised           the-Money
                                                                     Options at            Options at Fiscal
                                                                     Fiscal Year           Year End(1)
                                                                     End(1)
                               Shares Acquired         Value         Exercisable/          Exercisable/
         Name                    Upon Exercise       Realized        Unexercisable         Unexercisable
         ----                    -------------       ---------       -------------         -------------
Peter D. Flood                      2,500(2)           212,500(3)     2,000/3,000         $45,500/68,250
Walter N. Kreil, Jr.                  500(2)            42,500(3)         300/450           6,825/10,238
Andrew J. Frankel                      --                   --              --/--                  --/--
Alan N. Cohen                          --                   --              --/--                  --/--

-------------
(1) The shares subject to outstanding options at fiscal year end are shares of Common Stock. Such options are no longer outstanding.

(2) The shares acquired upon exercise of options represent shares of common stock of Multi-Arc.

(3) Based on the consideration paid per share of Multi-Arc common stock pursuant to the sale of Multi-Arc on September 30, 1997.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Interest of Directors, Officers in Cafco

         Messrs. Andrew J. Frankel and Alan N. Cohen, who are the only directors of the Company and are chairman of the board and chief executive officer and president, respectively, of the Company, are also chairman of the board and chief executive officer and president, respectively, of Cafco. Cafco is the owner of 215,529 shares of Common Stock, representing 75.3% of the Company's outstanding Common Stock. On July 15, 1998, the Company and Cafco entered into the Merger Agreement. Pursuant to the Merger Agreement, at the Effective Time, the shareholders of Cafco will become the only holders of Common Stock of the Company and the shareholders of the Company, other than Cafco and shareholders exercising rights of appraisal, will have only the right to receive the Merger Payment. See "The Merger."

The Retirement Agreement

         On August 31, 1996, the board of directors effected a change in management, and elected the individuals who were the executive officers of Multi-Arc, Inc., a majority-owned subsidiary of the Company, as officers of the Company, and the Company moved its executive offices to New Jersey, where Multi-Arc maintained its executive offices. At that time, the Company's business was conducted almost exclusively through Multi-Arc, and neither Mr. Frankel nor Mr. Cohen was actively involved in the management of Multi-Arc.

         As part of this management change, Mr. Andrew J. Frankel resigned as chairman and chief executive officer of the Company, and Mr. Alan N. Cohen resigned as president of the Company. Messrs. Frankel and Cohen continued to serve as directors. In connection with their resignation as officers of the Company, Messrs. Frankel and Cohen entered into an agreement (the "Retirement Agreement"), pursuant to which the Company agreed to maintain the Company's New York office and pay the compensation due to the employees at such office, and Messrs. Frankel and Cohen agreed to reimburse the Company for such expenses. The agreement also provided for the issuance of 32,500 shares of Common Stock to each of Messrs. Frankel and Cohen and the continuation of health insurance benefits for Messrs. Frankel and Cohen and members of their families at the Company's expense. The Company's obligation to pay such insurance benefits is an ongoing obligation of the Company.

         In September 1997, following the sale of Multi-Arc, the Company relocated its offices from New Jersey to New York City, and Messrs. Frankel and Cohen were reelected as chairman of the board and chief executive officer and president, respectively.

Loan Transactions with Related Parties

         On July 5, 1990, the Company borrowed an aggregate of $5 million from Mr. Alan N. Cohen, president and a director of the Company, Mr. Paul Milstein, who was then a director of the Company, and Frankhill Associates, a limited partnership of which Mr. Andrew J. Frankel, chairman of the board and a director of the Company, is a general partner and the holder of a significant beneficial interest (collectively, in such capacity, the "Option Lenders"). The proceeds of the loan (the "Option Loan") were used by the Company to reduce then-outstanding bank indebtedness and for general corporate and working capital purposes.

         The Option Loan was secured by a pledge of the capital stock of UBC Virginia Corp. ("UBC Corp."), a subsidiary of the Company which held an option (the "Option") to purchase certain real estate in New York City (the "UBC Property") for approximately $3.0 million in cash. The Option did not become exercisable until the death of the second to die of the two principals of the corporation that owned the UBC Property. The Option was exercisable during the 90 days following such death, after which time it expired. If exercised, the Company was required to pay the purchase price for the UBC Property within 30 days of the date of exercise. The Option became exercisable in September 1995. The closing date was postponed until May 1996. The Option Loan required the Company to exercise the Option when it became exercisable. The failure of the Company to exercise the Option would be a default under the terms of the Option Loan, and the Option Lenders would have the right to exercise the Option on behalf of the Company and declare the Option Loan to be due and payable.

         UBC Corp. was merged into the Company in March 1996, as a result of which the Option became an asset of the Company.

         In connection with the Option Loan, the Company paid the Option Lenders a $50,000 commitment fee and issued to them warrants to purchase an aggregate of 25,000 shares of Common Stock at $80.00 per share. The closing market price of the Common Stock on July 5, 1990 was $65.00 per share. The warrants were exercisable from December 31, 1990 until July 5, 1995, at which time they expired unexercised. The Option Loan was due on the earlier of March 31, 1997 or the day after the Company's bank loans have been paid in full.

         In May 1992, the Company restructured the Option Loan, as well as its loans with Chemical Bank and Fleet Bank. Most of the Company's bank obligations had been incurred prior to 1976. Under the terms of such restructuring, (a) the interest rate on all such loans was reduced to the prime rate, (b) accrued interest on the Option Loan from October 1, 1991 through March 31, 1993, in the amount of $571,285, was added to the principal, thereby increasing the principal balance of the Option Loan to $5,571,285, and
(c) the Company was required to prepay the Option Loan (i) in the event of a sale of the Company's interest in the UBC Property or (ii) in the event the Company obtains cash recoveries on various claims relating to its discontinued construction contracting operations, or (iii) if the Company's cash flow from operations exceeds a specified amount.

         In connection with the 1992 restructuring, the banks consented to the Company's grant to the Option Lenders of a second lien on those assets of the Company which served as collateral for the bank loans, and the Option Lenders consented to the Company's grant to the banks of a second lien on the stock of UBC Corp.

         In 1994, Fleet Bank advised the Company that it desired to dispose of its portion of the bank loan. In March 1994, after discussions initiated by Fleet Bank, Frankhill Associates, Alan N. Cohen, and Paul Milstein (collectively, in such capacity, the "Fleet Assignees") each purchased a one-third interest in the Company's indebtedness to Fleet Bank (the "Fleet Indebtedness"), which indebtedness totaled $3,042,000. The terms of such indebtedness did not change as a result of this purchase. In November 1994, Peter D. Flood, who was then a director of the Company and chief executive officer of Multi-Arc, purchased 6.4% of the Fleet Indebtedness from the Fleet Assignees.

         In September 1994, in order to facilitate the restructuring and refinancing of Multi-Arc, the Fleet Assignees agreed to subordinate their lien on Multi-Arc's assets and to defer the approximately $1.6 million payment to which they would have otherwise been entitled. In consideration for the concessions agreed to by the Fleet Assignees, the Company's board of directors, with Messrs. Frankel and Cohen not voting, approved a payment of $255,000 by the Company to the Fleet Assignees. The 1992 restructuring agreement was amended to provide for principal payments on the Fleet Indebtedness at the rate of $250,000 per quarter beginning March 31, 1995, with the remaining principal balance becoming due on March 31, 1997. Furthermore, the Company was required to make prepayments to the extent that it sells any of its capital assets or receives capital distributions from Multi-Arc.

         In September 1994, Chemical Bank agreed to accept a $255,000 discount for payment of the Company's outstanding debt to it. After such repayment, the Company's remaining obligation to Chemical Bank was $941,000, representing obligations due under outstanding letters of credit issued by Chemical Bank in connection with an appeal bond and in connection with the Company's discontinued real estate development activities. Because of the Company's inability to fund the liabilities represented by the letters of credit, in order to secure the release of collateral held by Chemical Bank so that Multi-Arc could obtain a term loan and revolving credit facility from another bank, Messrs. Frankel, Milstein, and Cohen each personally guaranteed one-third of the letter of credit liabilities, for which the Company agreed to pay them an aggregate annual guarantee fee equal to 2% of the letters of credit outstanding.

         At September 30, 1996, the Company owed approximately $1.6 million to the Fleet Assignees. At that time, the Company and the Fleet Assignees entered into an agreement (the "Debt Cancellation Agreement") pursuant to which the Company paid approximately $91,500 to each of the three Fleet Assignees and issued 15,000 shares of Common Stock to each of the three Fleet Assignees in full satisfaction of the Fleet Indebtedness.

         As discussed above, the Option became exercisable in September 1995 and the Company was obligated to exercise the Option. At the time the Option became exercisable, the Company did not have the cash required to exercise the Option, and it could not raise the necessary funds from unrelated parties or from the sale of assets other than the Option. Since the Option Loan agreement required the Company to exercise the Option, the Company exercised the Option in October 1995, and the Company purchased the Property on May 8, 1996. In order to make the purchase, on May 7, 1996, the Company borrowed $3.3 million (the "Demand Loan") from the Option Lenders and issued its 10% demand note, which was secured by a mortgage on the UBC Property.

         The Company's failure to exercise the Option and pay the purchase price for the Property would have resulted in an event of default under the Option Loan, which would have given the Option Lenders the right to exercise the Option on the Company's behalf and to declare the Option Loan immediately due and payable.

         In 1984, the Company had entered into an agreement with a nonaffiliated real estate developer pursuant to which such real estate developer agreed to purchase the Option. The developer was unable to obtain financing to consummate the purchase. As a result, the contract was terminated. Upon termination of the agreement, the Company attempted to sell the Option to other nonaffiliated parties. In addition, after the Company received notice that the Option had become exercisable and the Company had 90 days to exercise the Option, the Company made contact with several brokers who were not able to identify a buyer. The Company's attempts to sell the Option did not result in any bona fide offer from a third party to purchase the Option.

         Once the Option became exercisable, the Option Lenders expressed an interest in acquiring the UBC Property in satisfaction of the amount outstanding on the Option Loan. The board of directors (with the Option Lenders not participating), after considering the difficulties entailed in the Company's exercise of the Option, including the Company's lack of cash flow, diminished borrowing power, debt structure and difficulties in raising funds through a private placement of Multi-Arc's securities, authorized the officers of the Company to engage an independent appraiser to conduct an appraisal of the Property and seek to negotiate a transaction with the Option Lenders.

         On November 21, 1995, the Company received a report from the independent appraiser it had retained which concluded that the range for the market value of the UBC Property was between $9.9 million and $11.9 million (before deducting the $3 million exercise price), depending on the ultimate cost of complying with zoning restrictions and other costs that would be incurred in the development of the Property. The appraiser's conclusion was based on a number of assumptions, including the assumption that a sale would occur after a reasonable exposure in a competitive market under all conditions requisite for a fair sale, with the buyer and seller acting prudently, knowledgeably, for self-interest, and not under undue duress.

         On March 4, 1996, the Company's board of directors, with the Option Lenders not participating, authorized the officers of the Company to engage in negotiations with the Option Lenders to reach an agreement to sell the Option to them. On July 10, 1996, the Company entered into a contract to sell the UBC Property to FAM, LLC ("FAM"), a Delaware limited liability company owned by Frankhill Associates, the Alan N. Cohen Family Company, LLC, a Delaware limited liability company of which Alan N. Cohen is manager, and Builtland Associates, a New York general partnership of which Paul Milstein is a general partner. Builtland Associates is the managing director of FAM and, as such, controlled its activities.

         On August 1, 1996, FAM purchased the Property for approximately $9.4 million, paid for as follows:

         (a) Cancellation of the principal balance of the Option Loan in the amount of $5,571,285, which has been acquired by FAM from the Option Lenders.

         (b) Cancellation of the Demand Loan of $3.3 million due Frankhill Associates, the Alan N. Cohen Family Company, LLC, and Paul Milstein, which loan has also been acquired by FAM.

         (c) Forgiveness of interest in the amount of $283,000 due on the Option Loan and the Demand Loan.

         (d) Cash payment to the Company of $228,715.

         FAM also assumed the cost of terminating then existing occupancy arrangements at the UBC Property, the cost of which was estimated at approximately $500,000. As a result the effective cost of the UBC Property was approximately $9.9 million.

         In addition, the Company was entitled to a contingent additional payment if, within one year from the date of sale to FAM, all or any portion of the Property is further transferred to a bona fide third party or if FAM enters into an agreement to transfer all or any portion of the Property to a bona fide third party and such transfer ultimately occurs. In either of such events, the Company would have been entitled to 50% of the amount by which the net proceeds of the sale, as defined, of all or any portion of the Property exceeds $10 million. In no event can such additional consideration exceed $3 million.

         The Company reported a gain of approximately $6 million from the sale of the UBC Property to FAM.


                               PERFORMANCE GRAPH

         The following graph shows changes in the value of $100 invested on September 30, 1992 of: (a) shares of the Company's Common Stock; (b) the American Stock Exchange Market Value Index and (c) the S&P 500 Index. The year-end values of each investment are based on compounded daily returns that include all dividends. Total shareholder returns from each investment can be calculated from the year-end investment values shown beneath the graph provided below. Since there is no significant market for the Company's Common Stock, the closing market price at September 30, 1997 was assumed to be $25.00 for purposes of computing cumulative return. Since there was no active market for the Common Stock on September 30, 1997, the Company used the price at which it purchased stock from shareholders in negotiated transactions during the quarter ending December 31, 1997, which was $25.00. See "Recent Purchases of Common Stock by the Company" for additional information relating to the selection of $25.00 as the closing market price on September 30, 1997.


                                   9/30/92         9/30/93         9/30/94         9/30/95         9/30/96         9/30/97
                                   -------         -------         -------         -------         -------         -------
Andal Corp.                          100.0             0.00           32.00           36.00            0.00          400.00
Amex Market Value Index              100.0           122.21          212.79          144.60          151.70          191.00
S&P 500 Index                        100.0           109.84          110.75          139.88          164.51          226.73


                                  THE MERGER

Terms of the Merger

         Pursuant to the Merger Agreement, at the Effective Time of the
Merger:

         (a) Each share of Common Stock, other than shares of Common Stock held by Cafco and shareholders who exercise their rights of appraisal, would receive the right to receive the Merger Consideration of $37.

         (b) Each option to purchase one share of Common Stock shall become a right to receive the difference between $37.00 and the exercise price of the option.

         (c) Each share of common stock of Cafco would become and be converted into one share of Common Stock of the Company.

         As a result of the Merger, at the Effective Time, the shareholders, other than Cafco and shareholders exercising rights of appraisal, will have no rights as shareholders, their only rights being the right to receive the Merger Payment, and the present shareholders of Cafco will own all of the issued and outstanding shares of Common Stock. Shareholders exercising their rights of appraisal will, provided they strictly comply with the provisions of
Section 623 of the NYBCL, have the right to demand payment of the fair value for their shares. See "Rights of Dissenting Shareholders" and Appendix D to this Information Statement.

         The purpose of the Merger is to pay such shareholders a fair value for their shares and, following the effectiveness of the Merger, to operate the Company as a privately-owned company, with the present shareholders of Cafco as its only shareholders.

Required Vote

         The Merger requires the approval of the holders of two-thirds of the outstanding Common Stock, which is the only class or series of voting stock of the Company. Since Cafco owns 75.3% of the outstanding Common Stock and is required to vote in favor of the Merger by the Merger Agreement, the Merger may be approved by Cafco without the affirmative votes of any other shareholder.

Effectiveness of the Merger

         The Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of New York. It is expected that the Merger will become effective within two business days after the Annual Meeting. Except for the approval by the shareholders, no other approvals are required for the Merger to become effective.

Approval by the Board of Directors

         On July 15, 1998, the Board of Directors approved (a) the transfer by the present Cafco shareholders of their shares of the Company's Common Stock to Cafco and (b) the Merger Agreement pursuant to which, subject to shareholder approval, Cafco is to be merged into the Company. The Board of Directors, which is comprised of

Messrs. Frankel and Cohen, who are also the directors of Cafco, determined that the Merger is fair and in the best interest of the shareholders. See "Certain Relationships and Related Transactions" and "The Merger -- Potential Premium to Cafco Shareholders."

Interest of Directors in the Merger

         Cafco owns 215,529 shares of Common Stock, constituting 75.3% of the outstanding shares of Common Stock on the Record Date. Mr. Andrew J. Frankel, chairman of the board, chief executive officer and a director of the Company is chairman of the board, chief executive officer and a director of Cafco. Mr. Alan N. Cohen, president and a director of the Company, is president and a director of Cafco. All of the shareholders of Cafco are either related to or affiliated with either Mr. Frankel or Mr. Cohen.


         The Company has certain contingent assets and obligations, the extent of which cannot be determined as of the date of this Information Statement. Depending on the amount of such assets and liabilities, it is possible that the Cafco shareholders would receive approximately $6.96, or 18.8%, more per share than the other shareholders of the Company. See "The Merger -- Funds Held in Escrow; Reserves" and "The Merger -- Potential Premium to Cafco Shareholders."

Filing of Schedule 13E-3

         In connection with the Merger, the Company, Cafco and Messrs. Frankel and Cohen jointly filed a Schedule 13E-3 with the Securities and Exchange Commission (the "Commission"). This Information Statement contains all of the information contained in the Schedule 13E-3. During the 60 days prior to the filing of the Schedule 13E-3, neither Cafco nor Messrs. Frankel or Cohen engaged in any transaction involving the Common Stock other than the transfer in July 1998 of the Common Stock owned by the Cafco shareholders (including Messrs. Frankel and Cohen) to Cafco in contemplation of the Merger.


Background


         The Company is not presently engaged in any active business. Prior to September 30, 1997, the Company, through Multi-Arc, its majority-owned subsidiary, had been engaged in surface enhancement which is the utilization of advanced technologies to apply thin-film coatings of various metals, metal compounds and other materials to base materials to enhance their hardness, wear and corrosion resistance, lubricity and appearance. On September 30, 1997, Multi-Arc was merged into a wholly-owned subsidiary of Bernex, Inc. The Company received approximately $17.8 million from this transaction and may be entitled to receive up to $3 million in additional cash from certain escrows that were established at the closing.


         Following the Multi-Arc sale in September 1997, the Company's board of directors adopted a resolution which provided that, within one year from the completion of the Multi-Arc sale, it would engage in a transaction such that the Company is not engaged in the business of an investment company, as defined in Section 3 of the Investment Company Act of 1940 (the "Investment Company Act").


         As of June 30, 1998, the Company did not have any agreement with any company or other entity pursuant to which the Company would acquire such company or its business and assets, and no discussions were pending. Although the Company had received an inquiry about the possibility of a merger or similar corporate transaction, such discussions did not result in any formal or informal agreement and no discussions are continuing.

         As a result of the sale of Multi-Arc, the Company may have come within the technical definition of an investment company as defined in Section 3 of the Investment Company Act. However, Rule 3a-2 of the Commission under the Investment Company Act treats a so-called transient investment company as a company which is not engaged in the business of an investment company. In order for a corporation to be a transient investment company, it must have a bona fide intent, during a period of time not to exceed one year, to be engaged primarily, as soon as is possible, in a business other than that of investing, reinvesting, owning, holding or trading in securities. Thus, the Company could not be a transient investment company subsequent to September 30, 1998.

         The board of directors does not believe that it is in the interests of either the Company or its shareholders for the Company to become an investment company. The operation of the Company as an investment company would subject the Company to considerably greater expenses of operations as well as increased regulation under the Investment Company Act. Considering the Company's relatively modest cash position and the absence of an operating business, the expenses of operating an investment company, including the engagement of additional staff and the increased regulatory burden, could result in losses from operations, which would not be in the interest of the Company or its shareholders.

         The Investment Company Act permits the Company to own government securities and certain other classes of securities without being classified as an investment company. Accordingly, the Company has not engaged in any transaction which would cause it to come within the definition of an investment company. Except for cash necessary to meet the Company's cash requirements, all of the Company's cash is and, as long as it continues to be a public corporation, will be invested in assets which will not make it an investment company. However, the board of directors does not believe that it would be in the interest of either the Company or its shareholders for the Company's principal business to be a holder of such securities, including government securities. The operation of the Company as a holder of such securities would not solve the problems of an illiquid stock, which is currently faced by the Company's shareholders since the public float is only 70,565 shares and there is no meaningful trading market in the Common Stock.

         In order to provide the shareholders with liquidity in their stock and to eliminate the problems raised by the need to structure the Company's holdings in a manner such that it is not subject to the Investment Company Act, in July 1998, the Company's board of directors approved the Merger Agreement. The board of directors of the Company is comprised of the same individuals as the board of directors of Cafco.


Available Cash

         At September 30, 1997, following completion of the Multi-Arc sale, the Company had cash of $17,875,000. At June 30, 1998, the Company's cash position was $12,281,000. The following table shows the use of cash during the nine months ended June 30, 1998. Reference is made to the Statement of Cash Flows for the nine months ended June 30, 1998, which is included in the Company's Form 10-Q for the quarter ended June 30, 1998.



                                                               (In Thousands)
Cash at September 30, 1998                                         $17,875
Net cash used by operating activities                               (1,577)
Proceeds from sale of Yogen Fruz stock(1)                            1,247
Purchase of Common Stock from shareholders(2)                       (5,264)
                                                                 ---------
Cash at June 30, 1998                                              $12,281
                                                                   =======

------------
(1) Following the transfer of shares of Integrated Brands (which subsequently merged into Yogen Fruz) in connection with the purchase of shares of Common Stock, the Company owned 136,078 shares of Yogen Fruz, which were sold in May 1998 for approximately $1.2 million.

(2) This amount reflects the cash consideration paid by the Company and the value of the common stock of Integrated Brands that was transferred in connection with the purchase by the Company of shares of Common Stock during the nine months ended June 30, 1998.

Absence of Active Market for Common Stock

         There is no active market in the Common Stock and there has not been an active market since September 1995. The Common Stock is not included in the Nasdaq OTC Bulletin Board. Based on information provided by the National Quotation Bureau, Inc. ("NQB"), there was no quoted bid price for the Common Stock during the period from October 1, 1995 until November 3, 1997. During the period from November 3, 1997 until June 30, 1998, there was minimal trading, and there was no reported trading from July 1 through July 13, 1998. Set forth below is information provided by NQB as to the trading volume and the high and low closing bid prices for the Common Stock during such period for the following calendar quarters.


Period                                                Volume          Closing High Bid          Closing Low Bid
------                                                ------          ----------------          ---------------
1997
   Third quarter (from Nov. 3)                         6,400                 20.00                    17.00
1998
    First quarter                                      8,500                 21.625                   17.00
    Second quarter                                     5,300                 22.00                    21.625
    Third quarter (through July 13)                      -0-                 22.00                    22.00


         The above prices represent prices between dealers and do not include retail markups, markdowns or commission and do not represent actual transactions. Furthermore, the volume information may not reflect the actual trading volume and may include both the purchase by a buyer and sale by a seller as if there were two transactions.

Effect of Absence of Active Market

         The public float for the Common Stock (i.e., the shares of Common Stock not owned by Cafco) is 70,565 shares. Because there is no active market for the Common Stock, shareholders are not generally able sell their shares of Common Stock on the open market. For these reasons, the Company and Cafco do not believe that it is in the interest of either the Company or its shareholders for the Company to continue to be a reporting company under the Exchange Act and for the approximately 1,100 shareholders to have no liquidity for their stock. Furthermore, more than 1,050 shareholders of record hold 100 or fewer shares, including more than 940 shareholders of record who hold ten or fewer shares.

Recent Purchases of Common Stock by the Company

         Following the Multi-Arc sale, a number of shareholders, including a principal shareholder, requested that the Company purchase their shares. As a result, during the period from October 1, 1997 through February 6, 1998, the Company purchased an aggregate of 15,581 shares of Common Stock at a purchase price of $25 per share. From February 18, 1998 through April 20, 1998, in three transactions, the Company purchased 147,858 shares of Common Stock for $33 per share plus .8125 shares of common stock of Integrated Brands which were owned by the Company. The shares purchased during the quarter ended March 31, 1998 included 100,232 shares of Common Stock purchased from Mr. Paul Milstein and other shareholders who are affiliated with or otherwise related to Mr. Milstein who together represented the second largest shareholder of the Company at the time of the purchase.

         Integrated Brands subsequently merged into Yogen Fruz World-Wide Inc. ("Yogen Fruz"), as a result of which the .8125 shares of Integrated Brands became .4754 shares of Yogen Fruz. The first two purchases were completed prior to such merger, and the third purchase was made after such merger. Based on the average of the high and low closing bid prices per share of Integrated Brands or Yogen Fruz on the applicable dates, the value of the noncash consideration was approximately $2.23 per share of Common Stock with respect to the first two purchases and $3.79 per share of Common Stock with respect to the third purchase. The value of the Yogen Fruz stock reflects the price in United States dollars of a stock quoted in Canadian dollars. Accordingly, the total value of the consideration paid in connection with such purchases was $35.23 with respect to the first two purchases and $36.79 for the third.

         Although the Company has received inquiries from other shareholders who desire to sell their shares of Common Stock, the Company has discontinued such purchases.


         During the past three years, the Company has not made an underwritten public offering of its Common Stock which was either registered with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") or was exempt from such registration pursuant to Regulation A of the Commission under the Securities Act.


The Merger Payment


         The Merger Payment reflects the value of the Company's net liquid assets, net of reserves reflected on the Company's balance sheet. Since the balance sheet reflects a reserve of $3.0 million, which is the amount of the maximum potential payment from the escrow account set up in connection with the sale of Multi-Arc (the "Multi-Arc Escrow"), in determining the Merger Payment, the Multi-Arc Escrow was fully reserved against, and therefore, the amount of the Merger Payment does not give any value to the contingent payment from the Multi-Arc Escrow. As of the date of this Information Statement, to the best of the Company's knowledge, no claims have been made against any of the escrow accounts. The amount of the Merger Payment is greater than the highest amount paid to shareholders in negotiated transactions with the Company in 1998. Such purchase price, including the value of the non-cash consideration, was $36.79. To the extent that the amount received from the Multi-Arc Escrow exceeds the amount of any contingent liabilities or other ongoing expenses incurred by the Company, the Cafco shareholders would receive a premium over the Merger Payment. See "The Merger -- Fairness of the Consideration," "The Merger -- Funds Held in Escrow; Reserves" and "The Merger -- Potential Premium to Cafco Shareholders."

Relative Benefits and Detriments of the Merger

         The following is a discussion of the benefits and detriments of the consummation of the Merger to the Company, the Cafco shareholders and the unaffiliated shareholders.

         (a)      The Company

         The Merger will benefit the Company by eliminating the costs of maintaining its status as a public company and complying with applicable securities regulations. Such costs would be increased if the Company is required to register under the Investment Company Act. Although the Company can continue to operate as an owner of government securities and certain other securities without registering under the Investment Company Act, the Company does not believe that it is in the interest of the shareholders for its principal business to be the ownership of such securities. The Company believes that the legal and accounting costs of maintaining its status as a public company is approximately $100,000 per year in addition to operating expenses such as rent, compensation and other administrative expenses.

         If the Merger is consummated, the Company will be a private company and will not have any value as a so-called public shell. Although the board of directors does not believe that it is in the best interest of the Company or its shareholders for it to maintain its status as a public company, it is possible that, if the Company continued in existence as a public company, it would be able to acquire a company seeking to become a public company through a merger with the Company. However, the Company believes that the absence of any significant public float or market for the Common Stock would have a material adverse effect upon the terms on which a merger could be affected. Furthermore, the Company would incur significant cost negotiating such a transaction with no assurance that a transaction beneficial to the Company would be consummated. The Company engaged in preliminary discussions with one unaffiliated party, and such discussions did not result in any proposal.

         (b)      The Cafco Shareholders

         The Cafco shareholders would benefit from the Merger since, as a result of the Merger, they would own all of the issued and outstanding Common Stock of the Company. Furthermore, to the extent that the Company receives money from the escrow fund in excess of the Company's contingent obligations, the Cafco shareholders would receive all of such proceeds, and the unaffiliated shareholders would receive no portion of such proceeds. If the amount received by the Company from the escrow accounts, net of payments to be made with respect to contingent obligations, is $1.5 million, the Cafco shareholders would receive approximately $6.96, or 15.8%, more per share than the other shareholders of the Company. However, the Cafco shareholders would bear the responsibility for payment of the ongoing expenses of the operation of the Company. Furthermore, as a result of the Merger, the Cafco shareholders would have 100% (rather than 75.3%) interest in the Company's net book value and net earnings.

         The Cafco shareholders, as the holders of all of the outstanding stock of the Company, would be adversely affected to the extent that the Company's obligations, including its ultimate obligations with respect to contingent liabilities, are greater than presently contemplated.

         (c)      Unaffiliated Shareholders

         The shareholders other than the Cafco shareholders would benefit from receiving a fair price in cash for an investment which is presently an illiquid investment. As discussed above, there is no active market for the Common Stock and there is no significant float. The Company has received inquiries from shareholders who are interested in obtaining cash for their shares but are unable to sell the shares in the market.

         Because of the structure of the Merger, the unaffiliated shareholders will receive a price per share which may be less than they would receive if the Company liquidated. If the Company liquidates and distributes cash, net of reasonable reserves, to the shareholders, it is possible that the price per share would be increased by approximately $5.24, or 12.4%, per share, a significant portion of which would not be distributed until October 2002 or later. In addition, the unaffiliated shareholders will no longer hold an equity interest in the Company.


Fairness of the Consideration


         The Company believes that the Transaction is fair to the nonaffiliated shareholders. In determining the fairness of the terms of the Merger, the Company considered the following factors.


         (a) The liquidation value per share of Common Stock was based on the Company's most recent balance sheet at the time the Merger Agreement was approved by the board of directors, which is the balance sheet as of March 31, 1998, net of appropriate reserves set by the board of directors for ongoing expenses, including potential future litigation and retirement benefits for employees other than Messrs. Frankel and Cohen and insurance benefits for Messrs. Frankel and Cohen. However, in accordance with generally accepted accounting principles, the March 31, 1998 balance sheet reflected the value of the Company's stock ownership of Yogen Fruz at its cost. The board of directors believed that, for purposes of determining the liquidation value, the Yogen Fruz shares should be valued at their then current value. After taking all such factors into consideration, the liquidation value per share of Common Stock would be $37.00.


         At June 30, 1998, the Company amount of the Multi-Arc Escrow was $3.0 million. At such date the Company also had a reserve in the same amount, which is reflected as deferred income on the balance sheet. Accordingly, for purposes of determining the Merger Payment, the $3.0 million Multi-Arc Escrow was fully reserved against.


         (b) The price at which the Company purchased shares of Common Stock in recent transactions. Such purchases were made from knowledgeable investors, including Mr. Paul Milstein and parties affiliated or otherwise related to him, who were, in the aggregate, the second largest shareholder of the Company. The purchase price paid resulted from negotiations with the sellers and reflected an approximation at the time of the liquidation value of the Common Stock.


         (c) Although it is possible that the nonaffiliated shareholders may receive less per share of Common Stock than the Cafco shareholders, to the extent that there is a premium to the Cafco shareholders, a significant portion of such premium would not be received until October 2002 or later, and the Cafco shareholders bear all of the risk that (i) there will be claims against the escrow reserves and (ii) the contingent liabilities will exceed the amount presently contemplated by the Company.

         The Company does not believe that the market price of the Common Stock represents any indicia of value, since there is a very thin market for the Common Stock. However, the Merger Payment exceeds the most recently reported bid prices for the Common Stock prior to the execution of the Merger Agreement.

         The Company believes that, because the Company is not engaged in any business activities, valuations based on a multiple of earnings are not relevant. The Company's main asset is cash and cash equivalents. Furthermore, since the Company is not engaged in any business activities, the Company does not believe that it has any value as a going concern.

         In considering the various factors to determine fair value, the directors gave the greatest weight to the price at which the stock was purchased by the Company from shareholders, which approximated the liquidation value based on the then most current balance sheet. In February 1998, the Company purchased an aggregate of 107,370 shares, or approximately 24.7% of the Company's Common Stock, of which an aggregate of 100,232 shares of Common Stock were owned by Messrs. Paul and Seymour Milstein and related parties (collectively, the "Milstein Group"). The price per share was $33 in cash plus
 .8125 shares of Integrated Brands. The price was the result of substantial arms length negotiation between the Company and the representatives of Milstein Group. Mr. Paul Milstein is a former director of the Company and was one of the Fleet Assignees and Option Lenders. Messrs. Paul and Seymour Milstein are experienced investors and were familiar with the Company and its financial condition and the terms of the Multi-Arc sale, including the Multi-Arc Escrow and the extent of the Company's contingent liabilities. In April 1998, the Company purchased 40,488 shares of Common Stock from other shareholders, including an investment banking firm, at the same price as had been negotiated by the Milstein Group. No event has occurred subsequent to the purchase of the stock from the Milstein Group and the other shareholders which would affect the value of the Company's Common Stock either positively or negatively.

         Because the Company's assets are substantially all liquid assets and the Company has no independent value as a going concern, the price paid to the selling shareholders approximated the estimated liquidation value, with the amount of the Multi-Arc Escrow being offset by a reserve in the amount of the asset. The estimated liquidation value being paid to the unaffiliated shareholders reflects a modest premium over the amount paid to the Milstein Group and other selling shareholders. However, in the event that the Company's obligations are less than the amount reflected as a reserve on the Company's June 30, 1998 balance sheet, which is included in the Company's Form 10-Q for the quarter ended June 30, 1998, the Cafco shareholders may realize a premium of up to 15.8% above the Merger Payment being made to the nonaffiliated shareholders. In approving the terms of the Merger, the directors of the Company, who are also the directors of Cafco, recognized that the Cafco shareholders may realize such premium. However, to the extent that there is a premium to the Cafco shareholders, a significant portion of such premium would not be received until October 2002 or later, and the Cafco shareholders bear all of the risk that (a) there will be claims against the escrow reserves and
(b) the contingent liabilities will exceed the amount presently contemplated by the Company. Accordingly, the board determined that the terms of the Merger are fair to the nonaffiliated shareholders. See "The Merger -- Potential Premium to Cafco Shareholders."

         The fairness of the terms of the Merger were determined by the Company's board of directors, which is comprised of the same individuals as the board of directors of Cafco, without the engagement of any representative of the nonaffiliated shareholders. In addition, as disclosed under "The Merger -- No Fairness Opinion," the board did not engage any third party to evaluate the terms of the Merger from a fairness point of view. Furthermore, since Cafco owns 75.3% of the outstanding Common Stock, it will be able to approve the Merger without the votes of any other shareholders. Notwithstanding the foregoing, the board of directors believes that, for the reasons described above, the terms of the Merger are fair to the nonaffiliated shareholders. The directors believe that the arms-length negotiations with knowledgeable major shareholders to determine a price at which the Company would purchase the shares of such holders provided the Company with a basis for evaluating the fairness of the transaction to the Company's shareholders. The New York Business Corporation Law sets forth a procedure whereby shareholders who do not believe that the terms of the Merger are fair can exercise their rights of appraisal. See "Rights of Dissenting Shareholders."


Funds Held in Escrow; Reserves


         At June 30, 1998, the amount in the Multi-Arc Escrow was $3.0 million. At such date the Company also had a reserve in the same amount, which is reflected as deferred income on the balance sheet. The Multi-Arc Escrow was established to protect the purchaser of Multi-Arc from any loss, liability, damage or expense, including legal expense, it may incur as a result of any breaches by Multi-Arc of its representations and warranties and to provide for payment for certain tax liabilities. It is anticipated that a substantial portion of the Multi-Arc Escrow may be made available to the Company in March 1999 provided that there are no claims against the escrow at that time. The Company does not know of any claims against the Multi-Arc Escrow as of the date of this Information Statement.

         The Merger Consideration reflects the value of the Company's net liquid assets, net of a full reserve against the Multi-Arc Escrow. The Company has obligations for expenses, including potential future litigation, retirement benefits for employees other than Messrs. Frankel and Cohen, the obligation to maintain health insurance for Messrs. Frankel and Cohen and members of their families. After analyzing the cost of such obligations and the ongoing cost of operations, as of the date of this Information Statement, the Company anticipates that its contingent obligations will be in the range of $1.5 million to $2 million.


         Although a substantial portion of the Multi-Arc Escrow may be released as early as March 1999, the balance of the Multi-Arc Escrow would not be available until September 2002, and, accordingly, any distribution of such funds to shareholders could not be made prior to October 2002.

Potential Premium to Cafco Shareholders

         The amount of the Company's contingent obligations and the extent of any claims which may be asserted against the escrow account cannot be determined as of the date of this Information Statement. If the Company receives the full $3.0 million from the Multi-Arc Escrow in March 1999 and September 2002 and its contingent obligations and ongoing expenses are $1.5 million, which is in the lower range of the presently anticipated amount, the Cafco shareholders would receive approximately $6.96, or 18.8%, more per share than the other shareholders of the Company. If such money were paid pro rata to all shareholders of the Company, including the Cafco shareholders, the unaffiliated shareholders would receive approximately $5.24, or approximately 15.8%, per share more, which would result in a total payment of $42.24.

No Fairness Opinion


         Neither the Company nor Cafco has obtained any report, opinion or appraisal from any outside party relating directly or indirectly to the Merger. The board of directors of the Company, which is comprised of the same individuals as the board of directors of Cafco, did not believe that a fairness opinion was necessary because, the Company's principal assets are cash and cash equivalents and the Merger Payment approximates both the liquidation value of the Common Stock, based on the June 30, 1998 balance sheet, and the price paid by the Company to purchase shares of Common Stock from other shareholders in recent negotiated transactions.

         Because of the structure of Merger, it is possible that the amount paid to the unaffiliated shareholders will be less, on a per share basis, than they would receive if the Company liquidated. If the Company liquidates and distributes cash, net of reasonable reserves, to the shareholders, it is possible that the price per share would be increased by approximately $5.24, or 12.4%, per share, a significant portion of which would not be distributed until October 2002 or later. In addition, the unaffiliated shareholders will no longer hold an equity interest in the Company.

         Although it is possible that the nonaffiliated shareholders may receive less per share of Common Stock than the Cafco shareholders, the board of directors did not believe that a fairness opinion was necessary because (a) the price reflects the amount paid by the Company to shareholders who are sophisticated investors, including an investment banking firm, familiar with the Company and the nature of its assets, including the Multi-Arc Escrow, (b) the price paid to the shareholders is significantly greater than they would be able to obtain on the open market, (c) to the extent that there is a premium to the Cafco shareholders, a significant portion of such premium would not be received until October 2002 or later, (d) the Cafco shareholders bear all of the risk that (i) there will be claims against the escrow reserves and (ii) the contingent liabilities will exceed the amount presently contemplated by the Company.


Independent Auditors

         The Company's independent auditors are Ernst & Young LLP, whose report is included in the Company's Form 10-K for the fiscal year ended September 30, 1997. Representatives of such firm will not be at the Annual Meeting.


            MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following is a summary of certain United States federal income tax consequences of the Merger to holders whose shares of Common Stock are converted to cash in the Merger. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that may be relevant to any shareholder. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing, proposed and temporary regulations promulgated thereunder and administrative and judicial interpretations thereof, all of which are subject to change. The discussion applies only to shareholders in whose hands the shares are capital assets within the meaning of Section 1221 of the Code, and may not apply to shares received pursuant to the exercise of employee stock options or otherwise as compensation, or to certain types of holders of shares, such as insurance companies, tax-exempt organizations and broker-dealers, who may be subject to special rules. This discussion does not discuss the federal income tax consequences to a holder of shares who, for United States federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, nor does it consider the effect of any foreign, state or local tax laws.

         BECAUSE INDIVIDUAL CIRCUMSTANCES MAY DIFFER, EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE APPLICABILITY OF THE RULES DISCUSSED BELOW TO HIM OR HER AND THE PARTICULAR TAX EFFECTS TO SUCH HOLDER OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER INCOME TAX LAWS.

         The receipt of the Merger Payment pursuant to the Merger (including any cash payment received by dissenting shareholders upon the exercise of their rights of appraisal) will be a taxable transaction for federal income tax purposes. In general, for federal income tax purposes, a shareholder will recognize gain or loss equal to the difference between the shareholder's adjusted tax basis in the shares converted to cash in the Merger and the amount of cash received therefor. Gain or loss must be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) converted to cash in the Merger. Such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the holder held the shares for more than one year on the Effective Date. Long-term capital gain of individuals and other noncorporate taxpayers currently is taxed at a maximum rate of 20% for federal income tax purposes. Dissenting shareholders who do not receive cash in the taxable year in which the Effective Date occurs are urged to consult their own tax advisors regarding the potential application of the "open transaction doctrine" pending the determination of the amount of cash to which such shareholders are entitled.

         Payments in connection with the Merger may be subject to "backup withholding" at a rate of 31%, unless a holder of shares (a) is a corporation or comes within certain exempt categories and, when required, demonstrates this fact or (b) provides a correct tax identification number ("TIN") to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder who does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service.

Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the holder's federal income tax liability. Each shareholder should consult with his or her own tax advisor as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption. Holders who receive the Merger Payment may prevent backup withholding by completing a Substitute Form W-9 or, in the case of foreign holders, a Form W-8 and submitting it to the Paying Agent along with the Transmittal Letter.

                             FINANCIAL STATEMENTS

         The Company's audited financial statements for the fiscal year ended September 30, 1997 are included in the Company's Form 10-K, which is included as Appendix A to this Information Statement, and is incorporated herein by reference. The Company's unaudited financial statements for the six months ended June 30, 1998 are included in the Company's Form 10-Q for the quarter ended June 30, 1998, which is included as Appendix B to this Information Statement, and is incorporated herein by reference.


                       RIGHTS OF DISSENTING SHAREHOLDERS

         Sections 623 and 910 of the New York Business Corporation Law give to any shareholder of the Company who wishes to object to the Merger (an "Objecting Shareholder") the right to receive from the Company in cash, the fair value of his or her shares, provided that the Merger is not abandoned or fails to be approved and authorized, and provided, further, that the following procedure is carefully followed.


                  (a) The Objecting Shareholder must not vote in favor of the Merger and, before the proposal to approve the Merger is submitted to a vote at the 1998 Annual Meeting of Shareholders, to be held on November 17, 1998, he or she must file with the Company written objection thereto stating his or her intention to demand payment for his or her shares. The written objection should be sent to Andal Corp., 630 Fifth Avenue, New York, New York 10111, Attention of Ms. Mary Lou Holcombe, Secretary. Registered Mail, Return Receipt Requested is recommended. The objection may also be submitted at the meeting, but before a vote is taken on the Merger.


                  (b) The objection shall include (i) a notice of election to dissent, (ii) the shareholder's name and residence address, (iii) the number of shares as to which the shareholder dissents and (iv) a demand for payment of the fair value of the shareholder's shares if the Merger is consummated.

                  (c) A Negative Vote is Not Sufficient. A shareholder may not dissent as to less than all of the shares as to which he has a right to dissent, held by him of record that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

                  (d) Within ten days after the date of the Annual Meeting, the Company must give written notice to each Objecting Shareholder that the Merger has been authorized by the vote of the Company's shareholders.

                  (e) Together with the written demand or within one month thereafter, the Objecting Shareholder must submit certificates representing all of his shares of the Company's stock to the Company or its transfer agent for the purpose of affixing a notation indicating that a demand for payment has been made. Otherwise, at the option of the Company, exercised by written notice given within 45 days from the date of filing of the notice to dissent, he or she will lose his objector's rights, unless a court, for good cause shown, otherwise directs.

                  (f) Within 15 days after the later of the Effective Date or last day of the period during which written demand by the Objecting Shareholder must be made (but in no case later than 90 days from the date of meeting), the Company shall make a written offer by registered mail to each Objecting Shareholder to pay for his or her shares at a specified price which the Company considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the Merger has been consummated at the time of such offer, the offer shall also be accompanied by (i) the advance payment to each Objecting Shareholder who has submitted to the Company his or her stock certificates as provided in paragraph (e), of an amount equal to 80% of the amount of such offer, or (ii) as to each Objecting Shareholder who has not yet submitted his or her stock certificates, a statement that the Company will make an advance payment to him or her of an amount equal to 80% of the amount of such offer promptly upon submission of his or her stock certificates. Every advance payment or statement as to advance payment shall include advice to the Objecting Shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. Any offer shall be made at the same price per share to all Objecting Shareholders.

                  (g) If, within 30 days after making such offer, the Objecting Shareholder and the Company agree upon the price to be paid for his or her shares, payment must be made by the Company within 60 days of the date of the making of such offer upon the surrender of the certificates representing his or her shares.

                  (h) If the Company fails to make such offer as provided in paragraph (f) or if the Objecting Shareholder and the Company fail to agree upon the price to be paid within 30 days of the date of the Company's offer, the Company shall, within 20 days after the expiration of the applicable time period, institute a special proceeding in the Supreme Court of the State of New York, County of New York to determine the rights of the Objecting Shareholder and to fix the fair value of his or her shares.

                  (i) If the Company fails to institute such special proceeding the Objecting Shareholder may do so within 30 days after the expiration of such 20 day period. Failure of the Objecting Shareholder to institute such proceedings will result in the loss of his or her objector's rights unless the court, for good cause shown, otherwise directs.

                  (j) Within 60 days after the final determination of the special proceeding, the Company shall pay to each Objecting Shareholder the amount found to be due him or her, upon surrender of the certificates representing his or her shares.

         The foregoing summary of the rights of Objecting Shareholders does not purport to be complete and is qualified in its entirety by reference to Sections 623 and 910 of the New York Business Corporation Law, a copy of which appears in Appendix D to this Information Statement.


                             PROCEDURE FOR PAYMENT

         General. Upon consummation of the Merger, the Company will make available to the Paying Agent for the holders of record of shares of Common Stock as of the Effective Date, as needed, the aggregate amount of Merger Payment payable to shareholders. Holders of record should use a Letter of Transmittal, which will be provided by the Company following the Effective Date, to effect the surrender of certificates evidencing shares of Common Stock in exchange for the Merger Payment. All certificates so surrendered will be canceled. Upon consummation of the Merger and surrender of certificates evidencing the shares of Common Stock, together with a duly executed Letter of Transmittal, the holder of record thereof will receive in exchange for each share surrendered the Merger Payment. Any cash held by the Paying Agent that remains unclaimed by shareholders for one year after the Effective Date will be returned to the Company upon demand and thereafter shareholders may look, subject to applicable abandoned property, escheat and other similar laws, only to the Company for payment thereof.

         Letter of Transmittal. A Letter of Transmittal will be sent under separate cover to all shareholders of record as of the close of business on the Effective Date. The Letter of Transmittal will advise such shareholders of the terms of the Merger and the procedures for surrendering stock certificates to the Paying Agent in exchange for cash.

         Valid Surrender of Shares. For shares to be validly surrendered pursuant to the Merger, a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees, must be received by Registrar and Transfer Company, as the paying agent (the "Paying Agent"), at its address set forth in the Letter of Transmittal and either (i) certificates representing the shares must be received by the Paying Agent or (ii) such shares must be delivered by book-entry transfer.

         Book-Entry Transfer. The Paying Agent will establish an account with respect to the shares at The Depository Trust Company ("DTC") for purposes of the Merger. Any financial institution that is a participant in DTC's system may make book-entry delivery of shares by causing the DTC to transfer such shares into the Paying Agent's account at DTC in accordance with DTC's procedure for such transfer.

         Signature Guarantee. If the Merger Payment is to be made to a person other than the name of the shareholder of record, signatures on Letters of Transmittal must be medallion guaranteed as set forth in the Letter of Transmittal.


THE METHOD OF DELIVERY OF CERTIFICATES FOR SHARES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER. IF DELIVERY IS MADE BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.


         Backup Federal Income Tax Withholding. To prevent backup federal income tax withholding of 31% of the aggregate Merger Payment payable to a shareholder, such shareholder must provide the Paying Agent with his correct taxpayer identification number and certify that he is not subject to backup federal income tax withholding by completing the substitute Form W-9 included in the Letter of Transmittal.


                                 OTHER MATTERS


         Additional copies of the Company's Form 10-K for the fiscal year ended September 30, 1997 and Form 10-Q for the quarter ended June 30, 1998, without exhibits, may be obtained without charge by writing to Mr. Andrew J. Frankel, Chairman of the Board, Andal Corp., 630 Fifth Avenue, New York, New York 10111. Exhibits will be furnished upon request and upon payment of a handling charge of $.25 per page, which represents the Company's reasonable cost of furnishing such exhibits.


         The Board of Directors does not know of any other matters to be brought before the meeting.

                                       By Order of the Board of Directors

                                          Andrew J. Frankel
                                           Chairman of the Board


October    , 1998

                                                                    APPENDIX A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                  FORM 10-K

(MARK ONE)

X ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

For the fiscal year ended September 30, 1997

                                      OR

     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

For the transition period from        to

     Commission file number 1-6856

                                  ANDAL CORP.
            (Exact name of registrant as specified in its charter)

            New York                                     13-2571394
---------------------------------------------     -------------------------
(State or other jurisdiction of incorporation     (I. R. S. employer ID no.)
        or organization)

    909 Third Avenue, New York, New York                  10022
-----------------------------------------              ----------
(Address of principal executive offices)               (Zip code)

Registrant's telephone number, including area code (212) 376-5545

Securities registered pursuant to section 12(b) of the Act:

                                     None
                               (Title of class)

Securities registered pursuant to Section 12(g) of the Act:

   Title of each class             Name of each exchange on which registered
Common Stock, $1.00 par value      None

     Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No

     Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ X ]

     Nonaffiliates of the Registrant hold approximately 52% of the Registrant's common stock. The aggregate market value of the shares of common equity held by nonaffiliates of the Registrant as of December 12, 1997 was approximately $5,600,000.

     As of December 12, 1997, the number of outstanding shares of Registrant's Common Stock was 433,029 shares.

                                    PART I

Item 1. Business

GENERAL

     During the year ended September 30, 1997, Andal Corp. (the "Company" or "Andal"), through its majority-owned Multi-Arc Inc. subsidiary ("Multi-Arc"), had been engaged in surface enhancement which is the utilization of advanced technologies to apply thin-film coatings of various metals, metal compounds, and other materials to base materials to enhance their hardness, wear and corrosion resistance, lubricity, and appearance.

     On September 25, 1997, the Company's shareholders at a meeting of shareholders approved an Agreement and Plan of Merger (the "Agreement") dated as of June 9, 1997, between Bernex Inc. ("Bernex"), M-A Acquisition Corp., Multi-Arc, and the Company. The Agreement, in essence, represented a contract to sell Multi-Arc to Bernex for cash. Bernex and M-A Acquisition Corp. are indirectly owned subsidiaries of Saurer AG, a publicly traded Swiss corporation.

     The sale of Multi-Arc was completed on September 30, 1997. Pursuant to the Agreement, M-A Acquisition Corp. was merged into Multi-Arc; and Multi-Arc became the surviving corporation and also became wholly-owned by Bernex. The Company recorded a gain of approximately $8.8 million from the sale.

     As a result of the merger, the Company received net proceeds of approximately $17.8 million of cash and may be entitled to receive additional cash from three escrow funds which were established at the time of closing, as described below. As a result of the sale, the Company has no operating business. The directors of the Company are currently considering whether the Company should be liquidated, function as an investment company, or seek to enter some other business activity. A decision on the future direction of the Company is expected to be made during fiscal 1998.

Net Proceeds from the Sale of Multi-Arc

     The 100% ownership of Multi-Arc was sold to Bernex for $29,200,000 in cash. At the time of closing, Andal owned approximately 84% of Multi-Arc. A reconciliation of Andal's 84% share of the gross proceeds to the amount of cash actually received by Andal at the closing is as follows:


                                                                         000's
Andal share of gross proceeds--
   approximately 84% ownership                                          $24,517

Plus:
   Net payment received from Multi-Arc stock option holders
   and minority shareholders pursuant to the Agreement                      839

Less:
   Payments to Escrow accounts
       Main Escrow Fund                                                  (2,451)
       Tax Escrow Fund                                                     (955)
       Expense Escrow Fund                                                 (630)
                                                                       --------
Net proceeds before amounts paid at closing                              21,320
   Bonus payments to Multi-Arc management                                (1,965)
   Repayment of intercompany indebtedness to Multi-Arc                   (1,390)
   Repayment of shareholder loan                                            (97)
                                                                       --------
Net cash received by Andal                                              $17,868
                                                                       ========

The Main Escrow Fund

     An escrow fund for a portion of the selling price of Multi-Arc, of which Andal's share is approximately $2,451,000, was established at the closing to secure Bernex against breaches of representations and warranties and the covenants made by Multi-Arc and the Company in connection with the Agreement. This escrow fund (the "Main Escrow") may also be a source for payment of certain indemnifications for environmental and tax obligations, and also for payment to Multi-Arc minority shareholders who exercise their appraisal rights and obtain an award in excess of their pro rata share of the agreed to selling price of Multi-Arc. Certain types of claims against the Main Escrow would have to aggregate $700,000 before such claims would be eligible for reimbursement from the fund, and then only the amount over $700,000 would be eligible. By the terms of the Agreement, the Main Escrow terminates on March 31, 1999.

     While the Company believes that its representations and warranties concerning Multi-Arc are accurate and that adequate provision has been made for all indemnifications, the Company has deferred recognition of the gain equal to the $2,451,000 until such time as the cash has been received.

The Tax Escrow Fund

     A second escrow fund (the "Tax Escrow") was established under the Agreement out of funds which would otherwise have been payable to Andal in the amount of $955,000 to indemnify Bernex against certain tax obligations of Andal to a taxing authority which have been assessed and which were contested by Andal and not paid. If, by July 31, 2002, these tax claims have not been resolved entirely, Andal has agreed to pay $300,000 to Bernex out of this fund. Under certain circumstances, Andal is entitled to use this fund for payment of certain taxes.

     The Company has established reserves in its financial statements related to this tax obligation, and the Company has determined that it is not reasonably possible that the resolution of this contingency will have a material adverse impact upon income in future periods. Nevertheless, the Company believes it prudent to defer recognition of the gain equal to this Tax Escrow Fund until such time as it is received in cash.

The Expense Escrow Fund

     At the closing, an escrow fund of $750,000 (the "Expense Escrow") was established out of the proceeds otherwise payable to Andal and the minority shareholders of Multi-Arc to pay for the legal and other expenses of Andal and Multi-Arc relating to the sale. At and soon after closing, a substantial portion of this fund was disbursed in payment of such expenses. Recovery from the fund will not be material and will be recognized as income when received.

     The escrow funds are in the possession of a commercial bank which serves as escrow agent and are being invested in a money market fund pending their resolution.

Election of Officers and Office Relocation

     Effective with the sale of Multi-Arc, Messrs. Peter D. Flood and Walter
N. Kreil, Jr., Chairman and Chief Executive Officer, and Vice President and Chief Financial Officer, respectively, of the Company and of Multi-Arc, resigned as officers and directors of the Company, and the Company's corporate office was relocated back to its former premises in New York City. On October 1, 1997, the remaining directors, consisting of Andrew J. Frankel and Alan N. Cohen, appointed new officers; and the directors resolved that the Company should once again absorb all of the costs of the New York City premises, including the cost of executive, administrative, and secretarial services, except that Messrs. Frankel and Cohen agreed to reimburse the Company for 25% of the lease, utility, office expense, and other costs to maintain the New York premises (excluding salary costs of all Company personnel). This reimbursement represents a reimbursement for the personal use of the Company's facility by Messrs. Frankel and Cohen.

     The following officers were elected at the October 1, 1997 meeting of the
Board:

      Andrew J. Frankel              Chairman and Chief Executive Officer
      Alan N. Cohen                  President
      Michael S. Huber               Senior Vice President, Chief Financial
                                     Officer, and Treasurer
      Mary Lou Holcombe              Vice President and Secretary

     See Item 10--Directors and Executive Officers of the Company, Item 11-- Executive Compensation, and Item 12--Security Ownership of Certain Beneficial Owners and Management included elsewhere herein.

Stockholders' Appraisal Rights

     In connection with the sale of Multi-Arc, certain shareholders of Andal had indicated an interest in selling their shares in the Company or seeking appraisal rights, including the Small Business Administration of the Federal Government (the "SBA"), the beneficial owner of 8,672 shares of the Company's common stock. In lieu of appraisal, on October 1, 1997, the Company purchased these shares from the SBA at a price of $25.00 per share. Also, on October 1, 1997, the directors of the Company authorized the Company to make additional incidental stock purchases from non-affiliates who make unsolicited inquiries at a price not to exceed $25.00 per share, so long as the aggregate purchases made would not reach a level where any such purchases could be considered part of a "going private transaction." During the period October 1, 1997 through December 7, 1997, 14,330 shares were purchased by the Company. The Company ceased purchasing its shares on December 8, 1997. See Item 5--"Market for the Company's Common Equity and Related Stockholder Matters."

Item 2. Properties

     The Company's executive office and only location is at 909 Third Avenue, New York, New York. The office occupies approximately 4,000 square feet of space under a lease requiring an annual rental payment of approximately $80,000. The lease expires on September 29, 1998 and cannot be renewed.

Item 3. Legal Proceedings

     The Company is aware of several lawsuits which are pending involving it or its inactive subsidiaries. In the opinion of the Company's management, these lawsuits will not result in any material adverse effect on the Company's consolidated financial condition.

Item 4. Submission of Matters to a Vote of Security Holders

     An annual meeting of shareholders of Andal Corp. was held on September 22, 1997 and adjourned until September 25, 1997. At this meeting, an election of directors was held and the approval of shareholders was sought of an Agreement and Plan of Merger with Bernex, Inc., M-A Acquisition Corp., and Multi-Arc Inc.

     Proxies for this meeting were solicited pursuant to Regulation 14A, and there was no opposing solicitation. At the meeting of shareholders, the following directors of the Company were elected by the following votes:

       Director                   For            Withheld

       Andrew J. Frankel        330,973           11,221
       Alan N. Cohen            330,973           11,219
       Peter D. Flood           330,991           11,203
       Walter N. Kreil, Jr.     330,996           11,198


     Mr. Flood and Mr. Kreil resigned as directors on September 30, 1997.

     With respect to the approval of the Agreement and Plan of Merger, the Agreement was approved by the following vote:

   For             Against          Abstained        Brokers' Non-Vote
 332,341            9,835               18                   0

                                    PART II

Item 5. Market for the Company's Common Equity and Related Stockholder Matters

     The Company's common stock was delisted from the American Stock Exchange in October 1992. During the period from November 1992 until September 1995, the Company's common stock was quoted on the NASDAQ OTC Bulletin Board by a market maker. During the period September 1995 through September 1997, the Company's common stock had not been quoted on the NASDAQ OTC Bulletin Board or on any other established public market. During the period that the Company's common stock was quoted on the NASDAQ OTC Bulletin Board, transactions in the stock were limited and sporadic and, in the Company's opinion, did not constitute an established public trading market. The Company was made aware of the existence of a market-making activity in the Company's common stock on December 7, 1997; and, on December 8, 1997, the Board of Directors terminated its authorization of unsolicited stock purchases. During the period October 1 through December 12, 1997, the market maker has quoted a bid/ask range of $20--$30 per share. See Item 1--"Business--Stockholders' Appraisal Rights" for a discussion of recent purchases of the Company's common stock by the Company.

     As of December 12, 1997, the number of registered holders of the Company's common stock was 1,108.

     The Company has never paid a cash dividend on its common stock.

Item 6. Selected Financial Data

     The following table sets forth selected financial data as of the fiscal year-end of each respective year and for the year then ended:


                                                  September 30,
                                       1997    1996     1995    1994      1993
                                       ----    ----     ----    ----      ----
                                (Thousands of dollars, except per share amounts)

Operating revenues                        0        0        0        0        0

Operating income (loss)                (417)  (1,953)  (1,333)  (1,768)  (1,375)

Income (loss) from
   continuing operations               (423)   3,390   (2,129)  (2,435)  (1,708)

Income (loss) from
   discontinued operations            10,081   4,995    4,015    3,556      748

Net income (loss)                      9,658   8,385    1,886   (1,121)    (960)

Income (loss) per share from
   continuing operations               (0.95)   9.98    (6.45)   (7.38)   (5.18)

Net income (loss) per share            21.59   24.69     5.72    (3.40)   (2.91)

Average number of common
   shares outstanding (000)              447     340      330      330      330

Total assets                          21,775   9,488    6,420    6,521    7,441

Long-term obligations
    (excluding current maturities)         0       0    6,364    7,364   14,720

Shareholders' equity
    (deficit)                         14,513   4,855   (5,098)  (6,984)  (5,863)

Book value (deficit)
    per share at year end              32.44   10.85   (15.46)  (21.17)  (17.77)

     See Notes 2 and 6 of the Notes to Consolidated Financial Statements for a description of the income (loss) from discontinued operations recorded in 1997, 1996, and 1995. Income from discontinued operations in 1994 and 1993 resulted from the operations of the Company's discontinued Multi-Arc business, after deduction of $419,000 and $527,000, respectively, of legal expenses and settlements on litigation related to the Company's discontinued construction operations. The 1994 income from discontinued operations also included $69,000 of gain relating to the divestiture of Olsher Metals Corporation.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

     Results of Operations

     1997 vs. 1996

     General and administrative expense declined from $1,953,000 in fiscal 1996 to $417,000 in fiscal 1997. The 1996 fiscal year expense included one-time charges of $441,000 of retirement costs and accruals for management signing bonuses of $300,000. The remainder of the decline in expense from 1996 to 1997 of approximately $800,000 resulted from a reduction of executive and administrative salaries, insurance costs, occupancy costs, and office expenses; all such reductions resulting from the retirement of the Company's then Chief Executive Officer and its then President in August of 1996 and the relocation of the Company's executive office. In addition, the fiscal 1997 base compensation of the Company's President and Chief Financial Officer was borne by Multi-Arc. In 1996 the Company recorded a $6,009,000 one-time gain from the sale of its 61st Street property. Interest expense in fiscal 1996 was $747,000, compared with only $6,000 in fiscal 1997, as the Company was able to repay substantially all of its debt by the end of fiscal 1996 with the proceeds from the sale of the 61st Street property. Income from discontinued operations in fiscal 1996 was $4,995,000, representing $4,761,000 of equity in earnings of Multi-Arc (including a tax benefit of approximately $2,300,000 relating to the recognition of the cumulative net benefit of net operating loss carryforwards) plus $234,000 from the Company's discontinued construction operations. In fiscal 1997 the Company's equity in earnings in Multi-Arc declined to $1,337,000 as a result of a softening in Multi-Arc's business during the year; and the Company recorded a gain of $8,734,000 from the sale of Multi-Arc.

     1996 vs. 1995

     General and administrative expense increased from $1,333,000 in fiscal 1995 to $1,953,000 in fiscal 1996, principally as a result of the one-time charges discussed above. Interest expense was $833,000 in fiscal 1995, compared with $747,000 in fiscal 1996, reflecting lower levels of debt. The Company's equity in earnings of Multi-Arc was $2,660,000 in fiscal 1995, compared with $4,761,000 in fiscal 1996. The increase in 1996 was accounted for primarily by reduced pre-tax income of Multi-Arc, offset by the one-time tax benefit discussed above.

     Investment income for 1996 includes recognition of $232,000 of deferred income on the collection of notes related to the sale of a minority interest in Multi-Arc and $42,000 of interest on said notes, offset by a writedown of $143,000 on the Company's investment in Integrated Brands Inc. ("Integrated").


     Effects of Inflation

     Inflation has a minimal effect on Andal's operations.

     Liquidity and Capital Resources

     The Company had $17,875,000 of cash at September 30, 1997, substantially all of which resulted from the sale of Multi-Arc; and it believes that income from its cash and investments will be sufficient to fund its operating cash needs for the foreseeable future. The Company has no indebtedness.

     New Accounting Pronouncements

     In the first quarter of fiscal 1998, the Company is required to adopt the provisions of FASB 128, "Earnings per Share." This pronouncement is not expected to have any impact on the reported amounts of earnings per share of the Company.

     Trends

     As a result of the disposition of Multi-Arc Inc. during the past fiscal year, comparative historical financial information is not indicative of the Company's anticipated results of operations. Income in future periods will be dependent upon releases of funds from the escrows (which income has been deferred) and the interest earned on the Company's cash and investments, less the cost of corporate office operations.

Item 8. Financial Statements and Supplementary Data

     See Index to Financial Statements at page 20 below.

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     Not applicable.

                                   PART III

Item 10. Directors and Executive Officers of the Company

     The following table sets forth certain information regarding the Directors and executive officers of the Company as of November 30, 1997.

Name                Age    Positions and Offices with the Company

Andrew J. Frankel   65     Chairman of the Board of Directors and Chief
                           Executive Officer

Alan N. Cohen       66     President and Director

Michael S. Huber    54     Senior Vice President, Chief Financial Officer, and
                           Treasurer

Mary Lou Holcombe   53     Vice President and Secretary

     The Company's Directors are elected annually and hold office until their successors are elected and qualified.

     Andrew J. Frankel has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1971 (except for the period September 1, 1996 through September 30, 1997, during which time he served as a Director). He served as a member of the Board of Directors of Integrated Brands Inc. from December 1985 until June 1993.

     Alan N. Cohen has been a Director of the Company since October 1979 and served as President of the Company from October 1981 (except for the period September 1, 1996 through September 30, 1997). Between January 1981 and October 1981, Mr. Cohen served as Vice Chairman of the Board of the Company. Mr. Cohen was a member of the Board of Directors of Integrated Brands Inc. from December 1985 until June 1993. From December 1986 until September 1993, Mr. Cohen was Vice Chairman of the Board and Treasurer of Celtics, Inc., the general partner of the Boston Celtics Limited Partnership.

     Michael S. Huber joined the Company in December 1987 as Senior Vice President, Chief Financial Officer, and Treasurer and has served in that position continuously (except for the period September 1, 1996 through September 30, 1997).

     Ms. Holcombe has been employed by the Company since 1970 (except for the period September 1, 1996 through September 30, 1997) and served as Assistant Vice President and Secretary of the Company from August 1994 to September 1, 1996. Ms. Holcombe was re-elected Secretary on October 1, 1997.

Item 11. Executive Compensation

     The following table sets forth information concerning the compensation for the past three fiscal years of the Chief Executive Officer of the Company and all other executive officers whose annual salary exceeded $100,000 for the year ended September 30, 1997.

                          SUMMARY COMPENSATION TABLE

                                           Annual Compensation            Long        All Other
                                   ---------------------------------      Term        Compensation
Name and                                                Other Annual      Options     ($)
Principal                          Salary    Bonuses    Compensation      SARs        (401K Plan
Position                 Year      ($)       ($)        (1)               (#)         Contributions)
Peter D. Flood           1997      250,000   1,510,000  (2)                   0          4,750
Chief Executive
Officer and              1996      250,000     138,000  (2)                   0          4,750
President from
September 1996           1995      250,000     151,000  (2)               2,500(3)       4,620
to September 30,
1997 and Chief
Executive of
Multi-Arc

Walter N. Kreil, Jr.     1997      149,350     580,000  (2)                   0          4,750
Senior Vice
President and            1996      142,000      35,000  (2)                   0          4,750
Chief Financial
Officer from             1995      135,200      50,000  (2)                 500(3)       4,620
September 1996
to September 30,
1997 and Chief
Financial Officer of
Multi-Arc

Andrew J. Frankel        1997            0           0       0                0              0
Chief Executive
Officer through          1996      157,000           0  42,739                0              0
August 1996              1995      244,000           0  33,333                0              0

Alan N. Cohen            1997            0           0       0                0              0
President
through August           1996      157,000           0  16,000                0              0
1996                     1995      244,000           0  16,000                0              0

       (1) Other Annual Compensation includes professional services and supplemental life and accrued medical insurance, as follows:

                           Andrew J. Frankel              Alan N. Cohen
                      ----------------------------        -------------
                      Professional    Supplemental        Professional
                        Services       Insurance            Services
                      ------------    ------------        -------------
               1996      10,000          10,494              10,000
               1995      10,000           5,194              10,000

     (2) Amounts were less than 10% of salary.

     (3) Options to acquire common stock of Multi-Arc Inc. at $205.13 per share.

     The salaries of Messrs. Flood and Kreil were paid by and charged to Multi-Arc for all years.

     Certain bonuses paid to Messrs. Flood and Kreil were paid by and charged to Andal as follows:

                                    Amounts Paid by Andal to
                             ---------------------------------------
               Year          Peter D. Flood     Walter N. Kreil, Jr.
                             --------------     --------------------
               1997           $1,400,000(a)         $550,000(b)
               1996                    0                   0
               1995                    0              15,000

               (a) Consists of a bonus payment of $1,150,000 as a result of the sale of Multi-Arc, plus a bonus payment of $250,000 in connection with the 1996 execution of an employment agreement. In addition, in 1997, Multi-Arc paid a bonus of $110,000 to Mr. Flood in accordance with the employment agreement.

               (b) Consists of a bonus payment of $500,000 as a result of the sale of Multi-Arc, plus a bonus payment of $50,000 in accordance with the 1996 execution of an employment agreement. In addition, in 1997, Multi-Arc paid a bonus of $30,000 to Mr. Kreil in accordance with an incentive compensation plan.

     On September 30, 1997, Messrs Flood and Kreil exercised their options to acquire common shares of Multi-Arc. As a result of the Multi-Arc sale, they received net cash of $220,000 and $35,000, respectively, from the sale of their ownership in Multi-Arc resulting from the exercise of such options and from the sale of Multi-Arc's stock and debentures they had acquired in 1995 (after deducting for payments required to exercise the options and repay loans made to them in 1995 to acquire the Multi-Arc shares and debentures).

Stock Options

     No stock options or stock appreciation rights were granted by the Company during the fiscal year ended September 30, 1997 to the Chief Executive Officer of the Company and all other executive officers whose annual salary exceeded $100,000 for the fiscal year ended September 30, 1997.

     The following table sets forth information with respect to the exercise during fiscal 1997 and the value as of September 30, 1997 of unexercised stock options and stock appreciation rights for the Chief Executive Officer and all other executive officers whose annual salary exceeded $100,000 for the fiscal year ended September 30, 1997.

                 AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
                   YEAR AND FISCAL YEAR END OPTION/SAR VALUES

                                                                           Value of
                                                       Number of           Unexercised
                                                       Unexercised         In-the-Money
                         Shares                        Options/SARs at     Options/SARs at
                         Acquired on                   Fiscal Year End     Fiscal Year End
                         Exercise       Value          (#) Exercisable     ($) Exercisable/
                         (#)            Realized($)    /Unexercisable      Unexercisable
Peter D. Flood              0               0             2,000/3,000        45,500/68,250

Walter N. Kreil, Jr.        0               0               300/450           6,825/10,238

Andrew J. Frankel           0               0                 0/0                 0/0

Alan N. Cohen               0               0                 0/0                 0/0

     The Company does not have a long term incentive compensation plan for its executives.

Pension Plan

     Messrs. Frankel and Cohen were members of a noncontributory pension plan of the Company which was terminated effective January 1, 1985. Upon the termination of the plan, the Company purchased straight life annuity policies sufficient to pay each of the individuals upon their retirement at normal retirement age the benefits they had accrued under the plan up to January 1, 1985. The amounts payable annually at normal retirement of each of these persons are as follows:

                                             Annual Benefit upon
                   Name                           Retirement

             Andrew J. Frankel                      $61,402

             Alan N. Cohen                           36,988

Compensation of Directors

     Directors who are not employed by Andal are entitled to fees of $5,000 per annum plus $250 for each meeting of the Board they attend and $250 for each meeting of a committee of the Board they attend which is held on a day that the Board does not meet. Directors are reimbursed for travel expenses incurred in attending Board and Committee meetings.

Employment Agreements

     The Company does not have any employment agreements with its officers. Pursuant to a retirement agreement between the Company and Messrs. Frankel and Cohen entered into on August 31, 1996, the Company is obligated to provide life and health insurance benefits to Messrs. Frankel and Cohen for the remainder of their lives and to provide health insurance benefits to Ms. Holcombe until age 65. In fiscal 1996, the Company recorded a charge of $441,000 in connection with the retirement agreement.

Repricing of Options/SARs

     No stock options previously granted to the Company's executive officers were repriced during the fiscal year ended September 30, 1997.

Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     The Company's Compensation Committee is comprised of Messrs. Frankel and Cohen. See "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Transactions" for information with respect to transactions between these individuals and the Company and the percentage ownership of the Company by them.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Messrs. Frankel and Cohen comprise the Compensation Committee and are also Chief Executive Officer and President of the Company. On October 1, 1997, they submitted the following report:

REPORT OF THE COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee (the "Committee") of the Board of Directors.

Base Salary

         The base salaries of the executive officers of the Company were determined by employment contracts entered into in 1995. On October 1, 1997, the members of the Committee were elected as officers and agreed to accept salaries as Chairman of the Board and President of $100,000 each, less than they had earned in prior years.

Bonuses

         The Committee reviewed and gave final approval for a bonus plan for the Multi-Arc officers to encourage their promotion of the recent sale of Multi-Arc.


Respectfully submitted,

Andrew J. Frankel

Alan N. Cohen

PERFORMANCE GRAPH

     The following line graph compares the cumulative total return of the Company's common stock to the American Stock Exchange Market Value Index and the S&P; 500 Index for the period October 1, 1992 to September 30, 1997.

                           CUMULATIVE TOTAL RETURN
                  Andal Shares vs. Amex Indices and S&P; 500
        Measurement     Andal        AMEX MV       S & P 500
        Period          Invested     Invested      Invested

        9/30/92         100        100             100
        9/30/93           0        122.21          109.84
        9/30/94          32        121.79          110.75
        9/30/95          36        144.6           139.88
        9/30/96           0        151.7           164.51
        9/30/97         400        191             226.73

Assumes $100 invested on September 30, 1992 in Andal Corp.
Common Stock, the Amex Market Value Index, and the S&P; 500 Index.

     The closing market price per share of the Company's common stock on September 30, 1997 has been assumed to be $25.00 per share for purposes of computing cumulative total return. See Item 1--"Business--Stockholders' Appraisal Rights and Item 5--Market Value for the Company's Common Equity and Related Stockholder Matters" included elsewhere herein.

Item 12. Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information as of December 12, 1997, with respect to all shareholders known by Andal to be the beneficial owners of more than 5% of its outstanding common stock, each director, and all officers and directors as a group.

Name and Address of           Amount and Nature of              Percent
Beneficial Owner              Beneficial Ownership              of Class

Frankhill Associates               124,437 shares     (1)
909 Third Avenue
Ninth Floor
New York, NY 10022

Andrew J. Frankel                    1,730            (1)
909 Third Avenue                   124,437            (2)
Ninth Floor                          2,019            (3)
New York, NY  10022                    602            (4)
                                   -------
                                   128,788 shares                 29.7%

Alan N. Cohen Family                47,500 shares     (1)
Company LLC
909 Third Avenue
Ninth Floor
New York, NY 10022

Alan N. Cohen                       47,500            (9)
909 Third Avenue                    27,712            (1)
Ninth Floor                          4,250            (5)
New York, NY 10022                 -------
                                    79,462 shares                 18.4%

Builtland Partners                  63,294 shares     (1)(6)
c/o Milstein Properties
1271 Avenue of the Americas
New York, NY 10020

Paul Milstein                       99,337 shares     (7)(8)      22.9%
c/o Milstein Properties
1271 Avenue of the Americas
New York, NY 10020

All officers and directors
as a group (4 persons)             209,010 shares     (10)        48.2%

(1)  Direct record and beneficial ownership.

(2) As the managing general partner of, and a person designated to exercise voting power and investment power on behalf of, Frankhill Associates, the record holder of these shares.

(3) Held as co-trustee with his sister, with whom Mr. Frankel shares voting power. Mr. Frankel and his children have an interest in one-half of the principal and income of the trust.

(4) Held as co-trustee with his wife of trusts for Mr. Frankel's three children.

(5) Includes 4,250 shares held by a not-for-profit corporation of which Mr. Cohen is an officer and director. Mr. Cohen disclaims beneficial ownership of such shares owned by the Corporation.

(6) Builtland Partners is a New York General Partnership comprised of Seymour Milstein, Paul Milstein, and members of their respective families.

(7) Includes all the shares owned by Builtland Partners, as well as shares wholly beneficially owned by Paul Milstein, directly and indirectly.

(8) Includes 4,845 shares owned by Milstein Family Foundation, Inc., a New York not-for-profit corporation of which Mr. Milstein is president and a director. Mr. Milstein disclaims any beneficial interest in such shares.

(9) As manager of the Alan N. Cohen Family Company, LLC, the record holder of these shares.

(10) Includes 650 shares issuable on exercise of stock options.

Item 13. Certain Relationships and Related Transactions

     See Item 1--Business-Election of Officers and Office Relocation, Item 10-- Directors and Executive Officers of the Company, Item 11--Executive Compensation, and Item 12--Security Ownership of Certain Beneficial Owners and Management.

                                   PART IV

Item 14. Exhibits, Financial Statement Schedules, and Reports on Form 8-K

(a)(1)   Financial Statements

         See Index to Financial Statements and Schedules at page 20 below.

(a)(2)   Financial Statement Schedules

         None.

(b)      Reports on Form 8-K

         None.

(c)      Exhibits

         The following exhibits are filed herewith unless otherwise indicated:

         3(a) Restated Certificate of Incorporation of the Company as filed with the Secretary of State of New York on March 16, 1972 (the "Certificate of Incorporation") (incorporated by reference to
                Exhibit 3(a) to Company's Annual Report on Form 10-K for fiscal year ended September 30, 1986).

         3(b) Certificate of Amendment of the Certificate of Incorporation as filed with the Secretary of State of New York on November 5, 1979 (incorporated by reference to Exhibit 3(b) to Company's Annual Report on Form 10-K for fiscal year ended September 30,
                1986).

         3(c) Certificate of Amendment of the Certificate of Incorporation as filed with the Secretary of State of New York on October 22, 1981 (incorporated by reference to Exhibit 3(c) to Company's Annual Report on Form 10-K for fiscal year ended September 30,
                1986).

         3(d) Certificate of Amendment of the Certificate of Incorporation as filed with the Secretary of State of New York on November 7, 1983 (incorporated by reference to Exhibit 3(d) to Company's Annual Report on Form 10-K for fiscal year ended September 30,
                1986).

         3(e) Certificate of Amendment of the Certificate of Incorporation as filed with the Secretary of State of New York on April 8, 1987 (incorporated by reference to Exhibit 4.5 to Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 5, 1987).

         3(f) Certificate of Amendment of the Certificate of Incorporation as iled with the Secretary of State of New York on June 15, 1993 (incorporated by reference to Exhibit 3(f) to Company's Annual Report on Form 10-K for Fiscal Year ended September 30,
                1993).

         3(g) By-laws of the Company (incorporated by reference to Exhibit 4.6 to Company's Registration Statement on Form S-8 as filed with the Securities and Exchange Commission on May 5, 1987).

         10(a) 1987 Stock Option Plan of the Company (incorporated by reference to Exhibit 10(c) to the Company's Annual Report on Form 10-K for fiscal year ended September 30, 1987).

         10(b) Retirement Agreement between Andal Corp. and Andrew J. Frankel and Alan N. Cohen dated August 31, 1996 (incorporated by reference to Exhibit 10(a) to the Company's Current Report on Form 8-K dated August 30, 1996).

         10(c)  Agreement and Plan of Merger by and among Bernex, Inc.,
                M-A Acquisition Corp., Andal Corp., and Multi-Arc Inc. (incorporated by reference to Exhibit 10(a) to Company's report on Form 8-K as filed with the Securities and Exchange Commission on October 15, 1997).

         10(d) First Amendment dated September 24, 1997 to the Agreement and Plan of Merger by and among Bernex, Inc., M-A Acquisition Corp., Andal Corp., and Multi-Arc Inc. (incorporated by reference to Exhibit 10(b) to Company's report on Form 8-K as filed with the Securities and Exchange Commission on October 15, 1997).

         10(e) Second Amendment dated September 30, 1997 to the Agreement and Plan of Merger by and among Bernex, Inc., M-A Acquisition Corp., Andal Corp., and Multi-Arc Inc. (incorporated by reference to Exhibit 10(c) to Company's report on Form 8-K as filed with the Securities and Exchange Commission on October 15, 1997).

         10(f) Escrow Agreement dated September 30, 1997 among Bernex, Inc., Multi-Arc Inc., Andal Corp., as agent, and the Chase Manhattan Bank as escrow agent.

         10(g) Andal Escrow Agreement dated September 30, 1997, among Bernex, Inc., Multi-Arc Inc., Andal Corp., as agent, and the Chase Manhattan Bank as escrow agent.

         10(h) Expense Escrow Agreement dated September 30, 1997, among Bernex, Inc., Multi-Arc Inc., Andal Corp., as agent, and the Chase Manhattan Bank as escrow agent.

         27     Financial Data Schedule

                        Index to Financial Statements

Financial Statements                                                       Page

Report of Independent Auditors                                               22

Consolidated Balance Sheet--September 30, 1997 and September 30, 1996       F-1

Consolidated Statement of Operations--Years ended September 30, 1997,
      1996, and 1995                                                        F-2

Consolidated Statement of Shareholders' Equity (Deficit)
      --Years Ended September 30, 1997, 1996, and 1995                      F-3

Consolidated Statement of Cash Flows--Years Ended September 30,
      1997, 1996, and 1995                                                  F-4


Notes to Consolidated Financial Statements                                  F-5

     All schedules are omitted because they are not applicable, not required, or the other information required to be set forth therein is included in the Consolidated Financial Statements or in the Notes thereto.

                                  SIGNATURES

         Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                               ANDAL CORP.
                                               (Registrant)

                                             By /s/ Andrew J. Frankel
                                                    Andrew J. Frankel
                                             Chairman of the Board of Directors


Dated: December 23, 1997

         Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.




    Signatures                         Title                     Date

Principal Executive Officer:


/s/ Andrew J. Frankel         Chairman of the Board of       December 23, 1997
   (Andrew J. Frankel)        Directors, Chief Executive
                              Officer, President, and
                              Director

Principal Financial Officer:

/s/ Michael S. Huber          Senior Vice President,         December 23, 1997
   (Michael S. Huber)         Chief Financial Officer,
                              and Treasurer

Directors:

/s/ Andrew J. Frankel         Director                       December 23, 1997
   (Andrew J. Frankel)

/s/ Alan N. Cohen             Director                       December 23, 1997
   (Alan N. Cohen)

                        REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
Andal Corp.

We have audited the accompanying consolidated balance sheets of Andal Corp. and subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows or each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

We believe that our provide a reasonable basis for our opinion.

 In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Andal Corp. and subsidiaries at September 30, 1997 and 1996, in conformity with generally accepted accounting principles.

                                                        ERNST & YOUNG LLP
New York, New York
December 2, 1997

                         ANDAL CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET

                                    ASSETS

                                                                       September 30
                                                                   1997           1996
Current assets:
  Cash                                                         $ 17,875,000   $    21,000
  Accounts and notes receivable                                     191,000       402,000
  Other current assets                                               36,000             0
                                                               ------------   ------------
     Total current assets                                        18,102,000       423,000

Investment in Integrated Brands, Inc.                               250,000       250,000
Net assets of Multi-Arc Inc                                               0     8,450,000
Escrow accounts receivable                                        3,407,000             0
Other assets                                                         16,000       365,000
                                                               ------------   -----------
                                                               $ 21,775,000   $ 9,488,000
                                                               ============   ===========

                     LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Current portion of debt due shareholders                     $         0    $    97,000
  Accounts payable                                                 223,000        126,000
  Accrued expenses                                               3,632,000      3,794,000
                                                               -----------    -----------
     Total current liabilities                                   3,855,000      4,017,000

Deferred income                                                  3,407,000        616,000

Shareholders' equity (deficit):
  Common shares, par value $20 per share,
     1,500,000 authorized, 447,359 issued
                                                                 8,947,000      8,947,000
  Paid-in-capital                                               25,995,000     25,995,000
  Deficit                                                      (20,429,000)   (30,087,000)
                                                               -----------    -----------
     Total shareholders' equity                                 14,513,000      4,855,000
                                                               -----------    -----------
                                                               $21,775,000    $ 9,488,000
                                                               ===========    ===========

                            See accompanying notes.

                         ANDAL CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS

                                                                    Year Ended September 30
                                                               1997           1996          1995
Operating costs and expenses:
  General and administrative expense                    $  (417,000)     $(1,953,000)   $(1,333,000)
Other income (expense):
  Gain on sale of 61st Street property                            0        6,009,000              0
  Interest expense                                           (6,000)        (747,000)      (833,000)
  Investment and other income                                     0          150,000         37,000
                                                        -----------      -----------    -----------
Income (loss) from continuing operations
  before income taxes                                      (423,000)       3,459,000     (2,129,000)
(Provision) benefit for income taxes                              0          (69,000)             0
                                                        -----------      -----------    -----------
Income (loss) from continuing operations                   (423,000)       3,390,000     (2,129,000)
Income from discontinued operations
  (net of income tax expense (benefit)
  of $(2,311,000) in 1996 and
  $532,000 in 1995                                        1,285,000        4,995,000      3,667,000
Gain on sale of Multi-Arc Inc.
  (net of income tax expense of
  $489,000 in 1997)                                       8,796,000                0        348,000
                                                        -----------      -----------    -----------
Net income                                              $ 9,658,000      $ 8,385,000    $ 1,886,000
                                                        ===========      ===========    ===========
Income (loss) per common share:

Income (loss) from continuing operations                     $ (.95)          $ 9.98        $ (6.45)
Income from discontinued operations                            2.87            14.71          11.12
Gain on sale of Multi-Arc Inc.                                19.67             0.00           1.05
                                                             ------           ------        -------
Net income                                                   $21.59           $24.69        $  5.72
                                                             ======           ======        =======



                           See accompanying notes.

                         ANDAL CORP. AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                                Retained
                                    Common             Paid-in-                 Earnings             Treasury
                                    Stock              Capital                  (Deficit)            Stock              Total
Balance at
Sept. 30, 1994                   $7,410,000          $31,625,000              $(40,358,000)       $(5,661,000)       $(6,984,000)
Net income 1995                           0                    0                 1,886,000                  0          1,886,000
                                 ----------          -----------              ------------        -----------        -----------
Balance at
Sept. 30, 1995                    7,410,000           31,625,000               (38,472,000)        (5,661,000)        (5,098,000)
Net income 1996                           0                    0                 8,385,000                  0          8,385,000
Shares issued
pursuant to
retirement
agreement                         1,300,000           (1,153,000)                        0                  0            147,000
Shares issued
pursuant to
retirement
of debt                             900,000              504,000                         0                  0          1,404,000
Shares issued
pursuant to
employment
agreement                           150,000             (133,000)                        0                  0             17,000
Issuance of
Treasury Stock
in connection
with above
transactions                       (813,000)          (4,848,000)                        0          5,661,000                  0
                                 ----------          -----------              ------------        -----------        -----------
Balance at
Sept. 30, 1996                    8,947,000           25,995,000               (30,087,000)                 0          4,855,000
Net income 1997                           0                    0                 9,658,000                  0          9,658,000
                                 ----------          -----------              ------------        -----------        -----------
Balance at
Sept. 30, 1997                   $8,947,000          $25,995,000              $(20,429,000)       $         0        $14,513,000
                                 ==========          ===========              ============        ===========        ===========



                           See accompanying notes.

                         ANDAL CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                        Year Ended September 30
                                                                                     1997           1996             1995
Cash provided (used) by operations:
 Income (loss) from continuing operations
  before income taxes                                                          $  (423,000)    $ 3,390,000        $(2,129,000)
 Adjustments to reconcile income (loss)
  from continuing operations to net cash
  provided (used) by operations
  Depreciation                                                                           0           8,000              9,000
  Write down of investment in Integrated                                                 0         143,000                  0
  Gain on sale of 61st Street property                                                   0      (6,009,000)                 0
  Other, net                                                                         7,000         121,000             41,000
  Change in operating assets and liabilities:
   Decrease in accounts receivable                                                 211,000         306,000                  0
   (Increase) decrease in
      other current assets (36,000) 93,000 4,000
 Increase (decrease) in accounts payable
   and accrued liabilities                                                         (66,000)        773,000           (379,000)
 Cash provided (used) by discontinued
   operations                                                                      344,000          73,000           (294,000)
                                                                                ----------     -----------        -----------
Net cash provided (used) by operating
 activities before income taxes                                                     37,000      (1,102,000)        (2,748,000)
Income taxes paid                                                                  (51,000)        (25,000)           (25,000)
                                                                                ----------     -----------        -----------
Net cash provided (used) by
   operating activities                                                            (14,000)     (1,127,000)        (2,773,000)
                                                                                -----------    -----------        -----------
Cash flows from financing activities:
 Advances from (repayments to)
    Multi-Arc Inc.                                                                (930,000)        643,000                  0
 Reductions of long term debt                                                            0        (543,000)        (1,357,000)
 Decrease in debt due to shareholders                                              (97,000)              0                  -
                                                                                ----------     -----------        -----------
Net cash provided (used) by
  financing activities                                                          (1,027,000)        100,000         (1,357,000)
                                                                                ----------     -----------        -----------
Cash flows from investing activities:
 Net proceeds from sale of
   Multi-Arc Inc.                                                               18,895,000         468,000          2,671,000
 Distributions from Multi-Arc Inc.                                                       0               0            957,000
 Net proceeds from sale of
   61st Street property                                                                  0         529,000                  0
 Other, net                                                                              0               0             18,000
                                                                                ----------    ------------        -----------
Net cash (used) by investing activities                                         18,895,000         997,000          3,646,000
                                                                                ----------    ------------        -----------
(Decrease) increase in cash                                                     17,854,000         (30,000)          (484,000)
Cash at beginning of year                                                           21,000          51,000            535,000
                                                                                ----------    ------------        -----------
Cash at end of year                                                            $17,875,000     $    21,000        $    51,000
                                                                               ===========     ===========        ===========



                           See accompanying notes.

                         ANDAL CORP. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation and Presentation

         The consolidated financial statements include the accounts of Andal Corp. ("Andal" or the "Company") and its subsidiaries, all of which subsidiaries are inactive and insignificant. As discussed in Note 2, on September 30, 1997, the Company closed on the sale of its only operating business, Multi-Arc Inc. ("Multi-Arc"); and, thereafter, its operations consist of the maintenance of a corporate executive and administrative office. Accordingly, the consolidated financial statements for 1996 and 1995 have been reclassified to show the accounts of Multi-Arc as a discontinued operation. (See Note 2.)

         Property and Equipment

         Property and equipment are recorded at cost and depreciated over estimated useful lives on a straight-line basis. The Company's property and equipment is comprised of office furniture and equipment, all of which is fully depreciated.

         Stock Based Compensation

         The Company accounts for its stock based compensation arrangements under the provisions of APB 25, "Accounting for Stock Issued to Employees."

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         Income (Loss) per Share

         Primary income (loss) per common share for all periods was computed based on the average number of shares outstanding during each of the respective periods. Fully diluted per share amounts are not shown for the periods, as the effects would be immaterial.

         The average number of shares used in computing primary income (loss) per share was 447,359 in 1997, 339,639 in 1996, and 329,859 in 1995.

2.       SALE OF MULTI-ARC

         During the year ended September 30, 1997, Andal Corp. (the "Company" or "Andal"), through its majority-owned Multi-Arc Inc. subsidiary ("Multi-Arc"), had been engaged in surface enhancement which is the utilization of advanced technologies to apply thin-film coatings of various metals, metal compounds, and other materials to base materials to enhance their hardness, wear and corrosion resistance, lubricity, and appearance.

         On September 25, 1997, the Company's shareholders at a meeting of shareholders approved an Agreement and Plan of Merger (the "Agreement") dated as of June 9, 1997, between Bernex Inc. ("Bernex"), M-A Acquisitions Corp., Multi- Arc, and the Company. The Agreement, in essence, represented a contract to sell Multi-Arc to Bernex for cash. Bernex and M-A Acquisition Corp. are indirectly owned subsidiaries of Saurer AG, a publicly traded Swiss corporation.

         The sale of Multi-Arc was completed on September 30, 1997. Pursuant to the Agreement, M-A Acquisition Corp. was merged into Multi-Arc; and Multi-Arc became the surviving corporation and also became wholly-owned by Bernex. The Company recorded a gain of approximately $8.8 million from the sale.

         As a result of the merger, the Company received net proceeds of approximately $17.8 million of cash and may be entitled to receive additional cash from three escrow funds which were established at the time of closing, as described below. As a result of the sale, the Company has no operating business. The directors of the Company are currently considering whether the Company should be liquidated, function as an investment company, or seek to enter some other business activity. A decision on the future direction of the Company is expected to be made by during fiscal 1998.

 Net Proceeds from the Sale of Multi-Arc

         The 100% ownership of Multi-Arc was sold to Bernex for $29,200,000 in cash. At the time of closing, Andal owned approximately 84% of Multi-Arc. A reconciliation of Andal's 84% share of the gross proceeds to the amount of cash actually received by Andal at the closing is as follows:

                                                                         000's

         Andal share of gross proceeds--approximately 84% ownership    $24,517
         Plus:
         Net payment received from Multi-Arc stock option holders
         and minority shareholders pursuant to the Agreement               839

         Less:
         Payments to Escrow accounts
              Main Escrow Fund                                          (2,451)
              Tax Escrow Fund                                             (955)
              Expense Escrow Fund                                         (630)
                                                                       --------
         Net proceeds before amounts paid at closing                    21,320

              Bonus payments to Multi-Arc management                    (1,965)

              Repayment of intercompany indebtedness to Multi-Arc       (1,390)

              Repayment of shareholder loan                                (97)
                                                                        -------
        Net cash received by Andal                                     $17,868
                                                                       ========

The Main Escrow Fund

         An escrow fund for a portion of the selling price of Multi-Arc, of which Andal's share is approximately $2,451,000, was established at the closing to secure Bernex against breaches of representations and warranties and the covenants made by Multi-Arc and the Company in connection with the Agreement. This escrow fund (the "Main Escrow") may also be a source for payment of certain indemnifications for environmental and tax obligations, and also for payment to Multi-Arc minority shareholders who exercise their appraisal rights and obtain an award in excess of their pro rata share of the agreed to selling price of Multi-Arc. Certain types of claims against the Main Escrow would have to aggregate $700,000 before such claims would be eligible for reimbursement from the fund, and then only the amount over $700,000 would be eligible. By the terms of the Agreement, the Main Escrow terminates on March 31, 1999.


         While the Company believes that its representations and warranties concerning Multi-Arc are accurate and that adequate provision has been made for all indemnifications, the Company has deferred recognition of the gain equal to the $2,451,000 until such time as the cash has been received.

The Tax Escrow Fund

         A second escrow fund (the "Tax Escrow") was established under the Agreement out of funds which would otherwise have been payable to Andal in the amount of $955,000 to indemnify Bernex against certain tax obligations of Andal to a taxing authority which have been assessed and which were contested by Andal and not paid. If, by July 31, 2002, these tax claims have not been resolved entirely, Andal has agreed to pay $300,000 to Bernex out of this fund. Under certain circumstances, Andal is entitled to use this fund for payment of certain taxes.

         The Company has established reserves in its financial statements related to this tax obligation, and the Company has determined that it is not reasonably possible that the resolution of this contingency will have a material adverse impact upon income in future periods. Nevertheless, the Company believes it prudent to defer recognition of the gain equal to this Tax Escrow Fund until such time as it is received in cash.

The Expense Escrow Fund

         At the closing, an escrow fund of $750,000 (the "Expense Escrow") was established out of the proceeds otherwise payable to Andal and the minority shareholders of Multi-Arc to pay for the legal and other expenses of Andal and Multi-Arc relating to the sale. At and soon after closing, a substantial portion of this fund was disbursed in payment of such expenses. Recovery from the fund will not be material and will be recognized as income when received.

         The escrow funds are in the possession of a commercial bank which serves as escrow agent and are being invested in a money market fund pending their resolution.

3.       PURCHASE AND SALE OF THE UBC PROPERTY

         Prior to May 8, 1996, the Company, directly or through a wholly-owned subsidiary, UBC Virginia Corp. ("UBC Corp.) had owned an option (the "Option") to purchase a parcel of real estate (the "Property") located on 61st Street and First Avenue in New York City, which Option had been carried on the books of the Company at nil value for many years. The original cost of the Option was $1.5 million. UBC Corp. was merged into the Company in March 1996, after which time the Option became directly owned by the Company.

         In 1990, the Option was pledged as security for a $5 million loan, hereafter referred to as the "Option Loan," made to the Company by Alan N. Cohen, who was then President and a Director of the Company, Paul Milstein, who was then a Director of the Company, and Frankhill Associates, a limited partnership of which Andrew J. Frankel, who was then Chairman of the Board and a Director of the Company, is a general partner (collectively, in such capacity, the "Option Lenders").

         The Option granted the Company the right to purchase the Property for approximately $3 million in cash and was exercisable only after the death of the later to die of two of the principals of the corporation that granted the Option. Such death occurred in 1995. The Company did not have the cash required to exercise the Option, and it could not raise it through borrowing from unrelated parties or through the sale of assets other than the Option. However, under the terms of the Option Loan, the Company was obligated to exercise the Option. Accordingly, the Option was exercised in October 1995; and the Company purchased the Property on May 8, 1996. In order to make the purchase, on May 7, 1996, the Company borrowed $3.3 million (the "Demand Loan") from the Option Lenders evidenced by a demand note and secured by a mortgage on the Property. The Demand Loan bore interest at 10% per annum.

         The Company's failure to exercise the Option and pay the purchase price for the Property would have resulted in an event of default under the Option Loan, which would have given the Option Lenders the right to exercise the Option on the Company's behalf and to declare the Option Loan immediately due and payable, including all sums advanced by the Option Lenders in exercising the Option. In addition, the Option Lenders would have had all of the remedies available to them under applicable law for secured lenders, including, without limitation, the public or private sale of the Property acquired by exercise of the Option.

         Until January 1995, the Company had been under contract to sell the Option to an unrelated real estate developer, who had contracted to purchase the Option in 1984. The developer was unable to obtain financing to consummate the purchase; and, as a result, the Company terminated the contract. Upon termination of the contract, the Company attempted to sell the Option to various other parties. In addition, after the Company received the Option Notice from the Optionor, the Company made contact with several brokers who were not able to identify a buyer. The Company's attempts to sell the Option did not result in any bona fide offer from a third party to purchase the Option.

         Once it was learned that the Option had become exercisable, the Option Lenders expressed an interest in acquiring the Property in satisfaction of the amount outstanding on the Option Loan. In that event, the Company would no longer have been obligated with respect to the $3 million purchase price obligation due on the Option exercise.

     The Board of Directors of the Company met on October 5, 1995 to discuss the difficulties entailed in the Company's exercise of the Option, including the Company's lack of cash flow, diminished borrowing power, debt structure, and difficulties in raising funds through a private placement of Multi-Arc's common stock and subordinated debentures. After discussion, the Board members who were not Option Lenders (Messrs. Flood and Glickman) authorized the officers of the Company to engage an independent appraiser to conduct an appraisal of the Property, following which such Board members would seek to negotiate a transaction with the Option Lenders taking into account, in addition to the appraisal, all material circumstances relating to the Property, including, without limitation, the inability of the Company to raise sufficient funds required to exercise the Option, the time constraints within which the Company must exercise the Option, and the consequent probability that, without a sale to a related party, the Option would expire worthless.

     On November 21, 1995, the Company received a report from the independent appraiser it had retained which concluded that the range for the market value of the Property was between $9.9 million and $11.9 million (before deducting the $3 million that would have to be paid to exercise the Option), depending on the ultimate cost of complying with zoning restrictions and other costs that would be incurred in the development of the Property. The appraiser's conclusion was based on a number of assumptions, including the assumption that a sale would occur after a reasonable exposure in a competitive market under all conditions requisite for a fair sale, with the buyer and seller acting prudently, knowledgeably, for self-interest, and not under undue duress.

     On March 4, 1996, at a special meeting of the Board of Directors of the Company, appropriate officers of the Company were authorized and empowered to engage in negotiations with the Option Lenders to reach a definite agreement to sell the Option to them under terms and conditions that were outlined by the Board. Although the parties were unable to reach a definitive agreement prior to May 8, 1996, the Company continued to negotiate with affiliates of the Option Lenders for the sale of the Property to them; and, on July 10, 1996, the Company entered into a contract to sell the Property to FAM, LLC ("FAM"), a Delaware limited liability company owned by Frankhill Associates, the Alan N. Cohen Family Company, LLC, a Delaware limited liability company, of which Alan N. Cohen is manager, and Builtland Associates, a New York general partnership, of which Paul Milstein is a general partner. Builtland Associates is the managing director of FAM and, as such, controls its activities.

     On August 1, 1996, FAM purchased the Property for $9.1 million, paid for as follows:

       a) Cancellation of the principal balance of the Option Loan in the amount of $5,571,285 (after adjustment for a restructuring which occurred in 1992) due to Frankhill Associates, the Alan N. Cohen Family Company, LLC, and Paul Milstein, and at closing held by FAM.

       b) Cancellation of the Demand Loan of $3.3 million due Frankhill Associates, the Alan N. Cohen Family Company, LLC, and Paul Milstein, and at closing held by FAM.

       c)  Cash payment to the Company of $228,715.

     In addition to the consideration outlined above, the Company was not required to pay unpaid interest of $283,000 on the Option Loan and Demand Loan and would have been entitled to additional consideration if, within one year from the date of sale to FAM, all or any portion of the Property was further transferred to a bona fide third party or if FAM entered into an agreement to transfer all or any portion of the Property to a bona fide third party and such transfer ultimately occurred. In either of such events, the Company would have been entitled to 50% of the amount by which the "Net Proceeds" of the sale of all or any portion of the Property exceeds $10 million. In no event could such additional consideration exceed $3 million. As of August 1, 1997, FAM had not transferred or entered into any agreement to transfer the property to an independent third party. Accordingly, the Company is not entitled to any additional consideration.

     The Company reported a gain of approximately $6 million from the sale.

4. RETIREMENT AGREEMENT

     On August 31, 1996, Messrs. Andrew J. Frankel, then Chairman of the Board of Directors, and Alan N. Cohen, then President of the Company, retired pursuant to an agreement which provides that, in exchange for the issuance of 32,500 common shares of the Company to each of them, they agreed to reimburse Andal for the lease obligation of Andal's executive headquarters office in New York City and certain other costs of operation of that office, including the salary of Andal employees located there. The Company agreed to maintain, at its own expense, health and life insurance benefits on Andal's New York employees and to continue to pay the costs of a letter of credit guarantee by Mr. Frankel and Mr. Cohen until September 29, 1998, at which time Andal would use its best efforts to replace the letters of credit guarantee with other security. The Company intends to fund this outstanding letter of credit with an interest-bearing cash deposit of approximately $900,000, at which time the guarantors will be released from their guarantee. The Company recorded a charge of $441,000 in 1996 in connection with this Agreement. In September 1996, Andal's executive office records were moved to Multi-Arc's facilities in Rockaway, New Jersey.

     In September 1997, as a result of the sale of Multi-Arc, the Company relocated its executive headquarters back to the New York City location; and, on October 1, 1997, Messrs. Frankel and Cohen reassumed their positions as Chairman and President, respectively, of the Company. In addition, the Company reassumed all of the costs of the office, including executive, administrative, and secretarial expenses, except that Messrs. Frankel and Cohen agreed to reimburse the Company for 25% of the lease, utility, office expense, and other costs of maintaining the premises (excluding salary costs of all Company personnel), respecting their personal use of the premises.

5. SALE OF MINORITY INTEREST IN MULTI-ARC INC.

 In December 1994, Andal sold, for $500,000 approximately 2 1/2% of the common stock of Multi-Arc to Multi-Arc's management; and Multi-Arc issued $500,000 of convertible subordinated debentures (convertible into approximately 2% of Multi-Arc common stock) to such management, the proceeds of which were remitted to Andal as a return of capital. Both the sale of the common stock and the issuance of the debentures were funded through non-recourse loans of $1 million made to the management by Multi-Arc utilizing Multi-Arc's revolving facility with First Union National Bank. Because of the non-recourse nature of the loans, the gain on the sale of Multi-Arc common stock of approximately $396,000 was deferred until such time as the management loans were repaid, which occurred on September 30, 1997.

     In June and September 1995, Andal sold, for $1,010,000, approximately 4.9% of the common stock of Multi-Arc to certain foreign licensees and other investors; and Multi-Arc sold to such licensees and other investors $1,010,000 of convertible subordinated debentures (convertible into approximately 3.8% of Multi-Arc common stock), the cash proceeds of which were remitted to Andal as a return of capital. Approximately $450,000 of the common stock sold, and $450,000 principal amount of the debentures sold were evidenced by a promissory note which required monthly principal payments over three years plus interest at 6% per annum. The unpaid balance of this note was $555,000 at September 30, 1996. An additional $153,000 of common stock and $153,000 principal amount of the debentures were sold on open account which was paid in October 1996. The gain on these sales of Multi-Arc common stock was $800,000, of which $452,000 was deferred. In 1996, $232,000 of the deferred gain was included in investment income.

     The management loans and the balance of the promissory note were repaid upon the sale of Multi-Arc (described in Note 2). Accordingly, all deferred gains relating to the minority interest sales discussed above were realized at September 30, 1997.

6. DISCONTINUED OPERATIONS

     The income (loss) from discontinued operations in 1997, 1996, and 1995 is comprised of the following:

                                            1997          1996          1995

Gain on sale of Multi-Arc                $ 8,796,000         $ 0      $ 348,000

Reversal of reserve for income taxes               0           0        996,000

Equity in earnings of Multi-Arc            1,275,000   4,761,000      2,660,000

Income from discontinued
   construction operations                    10,000     234,000         11,000
                                        ------------  ----------     ----------
                                         $10,081,000  $4,995,000     $4,015,000
                                        ============  ==========     ==========

     On June 30, 1995, an appeals tribunal dismissed a claim against the Company by a local taxing authority for income taxes relating to certain of its discontinued operations. Income from discontinued operations for the year ended September 30, 1995 includes the reversal of a reserve for income taxes, plus accrued interest, in the aggregate amount of $996,000.

     Construction operations consisted of construction subcontracting businesses involved in wall, flooring, ceiling installation and plumbing, heating, and electrical subcontracting. The Company commenced a program to discontinue these businesses in 1981 which program was completed in 1983. The income from discontinued construction operations for 1997, 1996, and 1995 is principally due to claims, settlements, and miscellaneous income.

     See Note 2 for a discussion of the sale of Multi-Arc.

7. INTEGRATED BRANDS, INC.

     In December 1985, Andal purchased 46.5% of the common stock of Integrated Brands, Inc. ("Integrated"), formerly Steve's Homemade Ice Cream, Inc. Through a series of transactions, Andal's interest has been reduced to 3.5%. In the fourth quarter of 1996, based on then current market conditions, the Company recorded a writedown of $143,000 of its investment in Integrated.

8. 401(k) PLANS

     The Company maintains a defined contribution 401(k) savings plan for the benefit of its employees. Annual contributions to the plan are at the discretion of management and were insignificant for all periods presented.

9. DEBT DUE SHAREHOLDERS

     On August 31, 1996, Andal Corp. retired $1,404,000 of indebtedness owing to Frankhill Associates, Alan N. Cohen, and Paul Milstein in exchange for 45,000 shares of the Company's common stock which is reflected as a contribution of capital in the accompanying financial statements. Frankhill Associates and Messrs. Cohen and Milstein had purchased the indebtedness from the Fleet Bank in 1994. Subsequently, Peter D. Flood purchased a portion of such debt from Frankhill Associates and Messrs. Cohen and Milstein. During fiscal 1996, the Company had repaid $543,000 of the debt in cash. At September 30, 1996, $97,000 of the Fleet Assignee Debt was owing to Mr. Flood. This amount was repaid to Mr. Flood on September 30, 1997.

10. CAPITAL SHARES

     At September 30, 1997, common shares reserved for future issuance were as follows:

        Issuable under stock option plans     15,000

     Messrs. Frankel and Cohen retired on August 31, 1996 pursuant to an agreement which provided for the issuance of 32,500 common shares of the Company to each of them (see Note 4).

     See Note 10 for a discussion of the 45,000 shares of common stock of the Company issued in cancellation of the Fleet Assignee debt.

     On August 31, 1996, the Company issued 7,500 common shares to Peter D. Flood, pursuant to his employment agreement and recorded an expense of $17,000.

11. STOCK OPTIONS

     In 1987, Andal adopted a Stock Option Plan under which options covering up to 15,000 shares of Andal common stock may be granted to eligible key employees. Options granted under the plan may be either "incentive stock options" or non-qualified options. Under the plan, the purchase price per share for stock options granted must equal or exceed the market value of Andal's common stock at the time of grant. All options granted under the plan expire no later than five years from the date of grant. Options may not be exercised for a period of 24 months after grant. After 24 months, 40% of the option shares may be exercised; after 36 months, 60% of such shares may be exercised; and, after 48 months, all of such shares may be exercised. The options expire 60 months after grant. The Board of Directors or the Compensation Committee thereof may accelerate, in whole or in part, the time or times at which such options may be exercised. In the case of incentive stock options, whether granted under this plan or any earlier plan of the Company, no more than $100,000 in value of shares (determined on the date of grant) may become exercisable by any single optionee during any calendar year.

     The plan also permits the granting of stock appreciation rights either at the time that an option is granted or a later time under which an optionee may, instead of paying the option price and receiving the full number of shares covered by the exercised option, receive instead the then excess of the value of the shares subject to the option over the option price. Payment under a stock appreciation right may be in shares of stock (at current fair market value), or cash, or any combination thereof.

     No options were converted or exercised under this plan in 1997, 1996, and 1995.

     At September 30, 1997 and 1996, there were 6,125 shares reserved for future grant of options. At September 30, 1997, 3,550 shares were exercisable. None were exercisable at September 30, 1996. A summary of stock option transactions follows:

                            1987 Stock Option Plan

                                                         Average Price per
                                    Number of Shares            Share

Options outstanding at
   September 30, 1993                   8,930                  $ 11.15
   Canceled during 1994                  (100)                 $112.50
                                      -------
Options outstanding at
   September 30, 1994                   8,830                  $ 10.00
   Canceled during 1995                (8,830)                 $ 10.00
   Granted during 1995                  8,950                  $  2.25
                                      -------
Options outstanding at
   September 30, 1995                   8,950                  $  2.25
   Cancelled during 1996                  (75)                 $  2.25
                                      -------
Options outstanding at
   September 30, 1997 and 1996          8,875                  $  2.25
                                       ======

12. INCOME TAXES

     Andal and its subsidiaries file a consolidated federal income tax return, and state and local tax returns are generally filed on a combined basis.

     The Company uses the liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of September 30, 1997 and 1996 are as follows:

                                                       1997            1996
Deferred Tax Assets:
Accruals and Reserves                             $ 1,218,000      $ 1,218,000
Deferred Gain on Sale of Subsidiary Stock                   0          228,000
Future Tax Benefit of NOL Carryforwards             5,184,000        7,297,000
Future Tax Benefit of Credit Carryforwards            239,000           69,000
                                                 ------------     ------------
Gross Deferred Tax Assets                           6,641,000        8,812,000
Valuation Allowance                                (6,641,000)      (8,812,000)
                                                 ------------     ------------
Net Deferred Taxes                                $         0      $         0
                                                 ============     ============

     The Company has provided a valuation allowance because it is more likely than not that the net deferred tax assets will not be realized.

     The reconciliation of income taxes computed at the U. S. statutory rate to income tax (expense) benefit applicable to continuing operations for the year ended September 30, 1997, 1996, and 1995 is:

                                               1997         1996         1995

Tax (expense) benefit at
   U. S. statutory rate                     $ (144,000) $ 1,176,000   $(724,000)
Utilization of federal and state net
   operating losses                          2,311,000            0           0
Other                                            4,000        4,000       3,000
Change in valuation allowance               (2,171,000)  (1,111,000)    721,000
                                           ----------- ------------  ----------
Income tax (expense) benefit                $        0  $    69,000   $       0

     At September 30, 1997, the Company had net operating loss carryforwards ("NOL's") for federal income tax purposes of approximately $13.3 million which expire in varying amounts through 2010.

     The gain on sale of Multi-Arc stock for income tax purposes was approximately $8.5 million. The corresponding income tax liability on such sale is approximately $489,000, which principally represents the federal alternative minimum taxes. As part of the sales agreement, the Company and the acquirer may elect to treat such stock sale as a sale of Multi-Arc assets, pursuant to Section 338(h)(10) of the Internal Revenue Code. If such election were to be made, the acquirers have agreed to indemnify Andal for any federal or state income taxes due in excess of $170,000. The Company's federal net operating loss carryforward would be reduced to approximately $4.6 million in the event of such election.

14. LITIGATION

     The Company is aware of various lawsuits, claims, and administrative proceedings which are pending involving it or its subsidiaries. In the opinion of the Company's management, these matters will not result in any material adverse effect on the Company's consolidated financial condition.

                                                                    APPENDIX B

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                   FORM 10-Q

(MARK ONE)

[x] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the quarterly period ended June 30, 1998

                                      OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     For the transition period from        to

                        Commission file number 1-6856


                                 ANDAL CORP.
            (Exact name of registrant as specified in its charter)

            New York                                    13-2571394
---------------------------------------------   -------------------------
(State or other jurisdiction of incorporation   (I. R. S. Employer ID no.)
        or organization)

 909 Third Avenue, New York, New York                     10022
----------------------------------------               ----------
(Address of principal executive offices)               (Zip code)

Registrant's telephone number, including area code (212) 376-5545

                                Not Applicable
(Former Name, Former Address, and Former Fiscal Year, if Changed Since Last Report)

     Indicate by check (X) whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

     The number of shares outstanding of the registrant's common stock as of July 31, 1998 was 286,220.

PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                         ANDAL CORP. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEET
         (In thousands of dollars, except share and per share amounts)

                                    ASSETS

                                               June 30,           September 30,
                                                 1998                 1997
                                                       (Unaudited)
Current assets:
   Cash and cash investments                  $ 12,281              $ 17,875
   Accounts and notes receivable                     0                   191
   Other current assets                            248                    36
                                              --------              --------
      Total current assets                      12,529                18,102
Investment in Yogen Fruz World-Wide Inc.             0                   250
Escrow accounts receivable                       3,059                 3,407
Other assets                                        18                    16
                                              --------              --------
                                              $ 15,606              $ 21,775
                                              ========              ========

                     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                           $      0              $    223
   Accrued expenses                              1,759                 3,632
                                              --------              --------
      Total current liabilities                  1,759                 3,855
Deferred income                                  3,059                 3,407

Shareholders' equity:
   Common shares, par value $20 per share,
     1,500,000 authorized and 447,359 issued     8,947                 8,947
   Paid-in-capital                              25,942                25,995
   Deficit                                     (18,652)              (20,429)
   Less 161,139 shares held in Treasury,
     at cost                                    (5,449)                    0
                                              --------              --------
      Total shareholders' equity                10,788                14,513
                                              --------              --------
                                              $ 15,606              $ 21,775
                                              ========              ========

         See accompanying notes to consolidated financial statements.

                         ANDAL CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF OPERATIONS
                   (Unaudited and in thousands of dollars,
                          except per share amounts)

                                                   Three Months                 Nine Months
                                                       Ended                       Ended
                                                      June 30,                    June 30,
                                                 1998          1997          1998          1997

Operating costs and expenses:
     General and administrative expense         $  (260)      $   (89)      $  (744)      $  (289)

Other income
     Gain on disposals of Yogen Fruz stock        1,236             0         1,236             0
     Interest income (expense)                      149           (41)          555          (124)
                                                -------       -------       -------       -------
Income (loss) from continuing operations
     before income taxes                          1,125          (130)        1,047          (413)
(Provision) benefit for income taxes                  0           (24)            0           (49)
                                                -------       -------       -------       -------
Income (loss) from continuing operations          1,125          (154)        1,047          (462)
Income from discontinued operations                   0           552           730         1,839
                                                -------       -------       -------       -------
Net income                                      $ 1,125       $   398       $ 1,777       $ 1,377
                                                =======       =======       =======       =======
Income (loss) per common share

Income (loss) from continuing operations        $  3.80       $ (0.34)      $  2.83       $ (1.03)
Income from discontinued operations                   0          1.23          1.98          4.11
                                                -------       -------       -------       -------
Net income                                      $  3.80       $  0.89       $  4.81       $  3.08
                                                =======       =======       =======       =======
Average number of common shares
     outstanding (000)                              296           447           370           447
                                                =======       =======       =======       =======

See accompanying notes to consolidated financial statements.

                         ANDAL CORP. AND SUBSIDIARIES
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                   (Unaudited and in thousands of dollars)

                                                              Nine Months Ended
                                                                   June 30,
                                                             1998           1997

Cash provided (used) by operations:
     Income (loss) from continuing operations
           before income taxes                             $  1,047       $   (413)
     Adjustments to reconcile income (loss) from
          continuing operations before income taxes
          to net cash provided by operations
     Gain on disposals of Yogen Fruz stock                   (1,236)             0
     Change in operating assets and liabilities:
          Decrease in accounts receivable                       191              0
          (Increase) decrease in other current assets          (212)            35
          (Decrease) in accounts payable and
               accrued liabilities                           (1,400)          (459)
          Cash provided by discontinued operations              655            867
                                                           --------       --------
     Net cash provided (used) by operating activities
          before income taxes                                  (955)            30
     Income taxes paid                                         (622)           (39)
                                                           --------       --------
   Net cash(used) by operating activities                    (1,577)            (9)
                                                           --------       --------
Cash flows from investing activities:
     Proceeds from sale of Yogen Fruz stock                   1,247              0
     Purchase of treasury shares                             (5,264)             0
                                                           --------       --------
          Net cash (used) by investing activities            (4,017)             0
(Decrease) increase in cash                                  (5,594)            (9)
Cash and cash investments at beginning of period             17,875             21
                                                           --------       --------
Cash and cash investments at end of period                 $ 12,281       $     12
                                                           ========       ========

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) The accompanying unaudited interim consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and include all adjustments which, in the opinion of management, are necessary to present fairly the results for such periods. These interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should be read in conjunction with the consolidated financial statements and notes thereto included in Andal Corp.'s ("Andal" or the "Company") annual report on Form 10-K for the year ended September 30, 1997. The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which subsidiaries are inactive and insignificant. On September 30, 1997, the Company closed on the sale of its only operating business, Multi-Arc Inc. ("Multi-Arc"); and, thereafter, its operations consist of the maintenance of a corporate executive and administrative office required to manage open issues, such as the Multi-Arc escrows, taxes, pending claims, and lawsuits, etc. Accordingly, the consolidated financial statements for fiscal 1997 have been reclassified to show the accounts of Multi-Arc as a discontinued operation.

     As a result of the sale of Multi-Arc, the Company received net proceeds of approximately $17.8 million of cash and may be entitled to receive additional cash from two escrow funds which were established at the time of closing. In March 1998, the Company received $51,000 upon final settlement of the Expense Escrow and a partial distribution of $455,000 from the Tax Escrow as a result of the final settlement of certain tax obligations.

(2) On July 15, 1998, the Company entered into an agreement of merger with Cafco Holding Corporation ("Cafco"), a company organized by Andal's principal shareholders (who are also its executive officers) and their affiliates. Upon completion of the merger, each Andal shareholder, other than Cafco, will receive $37 in cash for each common share; and the Cafco shareholders will become sole shareholders of Andal. Since Cafco, which owns 75.3% of such stock, has agreed to vote in favor of the merger, approval by the requisite two-thirds vote of outstanding common stock is assured.

(3) During the current fiscal year, the Company purchased 15,581 shares of its common stock at $25 per share. An additional 107,370 shares were purchased at $33 plus .8125 shares of the Integrated Brands, Inc. ("Integrated") common stock owned by the Company for each share of Company stock purchased. Integrated subsequently merged into Yogen Fruz World-Wide Inc. ("Yogen Fruz"). In addition, options for 2,300 shares exercisable at $2.25 per share of the Company's common stock were exercised by former officers of the Company.

     In April 1998, the Company purchased an additional 40,488 shares of its common stock at $33 plus .4754 shares of the Yogen Fruz common stock owned by the Company for each share of Company stock purchased. The Company recorded a gain of $153,000 on the disposal of Yogen Fruz stock related to this transaction. The Company then held 136,078 shares, or less than 1%, of the common stock of Yogen Fruz.

(4) In May 1998, the Company sold its remaining 136,078 shares of Yogen Fruz for $1,247,000 in cash and recorded a gain of $1,083,000.

(5) Andal and its subsidiaries file a consolidated federal income tax return, and state and local tax returns are generally filed on a combined basis.

     At September 30, 1997, the Company had net operating loss carry forwards ("NOL's") for federal income tax purposes of approximately $13.3 million which expire in varying amounts through 2010. As part of the sales agreement for stock of Multi- Arc, the Company and the acquirer have elected to treat such stock sale as a sale of Multi-Arc assets, pursuant to Section 338(h)(10) of the Internal Revenue Code. The acquirers have agreed to indemnify Andal for any federal or state income taxes due in excess of $170,000. The Company's federal net operating loss carry forward will be reduced to approximately $4.6 million as the result of such election.

(6) Primary income (loss) per common share for all periods was computed based on the average number of shares outstanding during each of the respective periods. No diluted per share amounts are shown for any period as the effects would not be material.

(7) The Company is aware of certain lawsuits and claims which are pending involving it and its subsidiaries. In the opinion of the Company's management, these matters will not result in any material adverse effect on the Company's consolidated financial position, results of operations, or liquidity.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
        FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     General and administrative expense for the three months and nine months ended June 30, 1998 were $260,000 and $744,000 compared with $89,000 and $289,000 in the comparable periods of the prior year. The increase in expense is accounted for by the increased executive, personnel, and office costs resulting from the sale of Multi-Arc and the relocation of the Company's executive office to New York City. Interest income for the nine months ended June 30, 1998 was $555,000 compared with interest expense of $124,000 in the prior year. The increase in interest income is attributable to the interest earned on the funds received from the sale of Multi-Arc. In April and May 1998, the Company disposed of its remaining investment in Yogen Fruz common stock and recorded an aggregate gain of $1,236,000 (see Notes 3 and 4).

     Income from discontinued operations of $730,000 in the current nine-month period resulted principally from the settlement of liabilities and the receipt of $455,000 drawn from the Tax Escrow and $51,000 in final settlement of the Expense Escrow account relating to the sale of Multi-Arc (see Note 1). The current period also includes $185,000 from the sale of the Company's interest in certain real estate projects which had been carried at nil value for several years. The prior period income from discontinued operations was attributable to the Company's equity in the earnings of Multi-Arc for that period.

     LIQUIDITY AND CAPITAL RESOURCES

     During the nine months ended June 30, 1998, cash decreased $5.6 million to $12.3 million.

     Cash used by operating activities amounted to $1.6 million compared with $9,000 used by operating activities in the prior comparable period. In the current period, the Company reduced accounts payable and accrued liabilities by $1.4 million, principally due to settlement of certain tax obligations for $981,000, including accrued interest. Cash provided by discontinued operations reflects $455,000 drawn from the Tax Escrow and $51,000 in final settlement of the Expense Escrow related to the sale of Multi-Arc (see Note 1), and $185,000 from the sale of the Company's interest in certain real estate projects. In the prior period, Multi-Arc advanced to the Company substantially all of the Company's operating cash requirements.

     During the nine months ended June 30, 1998, investing activities used $4.0 million of cash, as the Company used $5.3 million for purchases of treasury stock. During the current fiscal year, the Company purchased 15,581 shares of its common stock at $25 per share. An additional 107,370 shares were purchased at $33 plus .8125 shares of the Integrated Brands, Inc. ("Integrated") common stock owned by the Company for each share of Company stock purchased. Integrated subsequently merged into Yogen Fruz World-Wide Ind. ("Yogen Fruz"). In addition, options for 2,300 shares exercisable at $2.25 per share of the Company's common stock were exercised by former officers of the Company. In April 1998, the Company purchased an additional 40,488 shares of its common stock at $33 plus .4754 shares of the Yogen Fruz common stock owned by the Company for each share of Company stock purchased. In May 1998, the Company sold its remaining investment in Yogen Fruz common stock for $1.2 million in cash.

     The Company believes that income from its cash and investments may be sufficient to fund its operating cash needs for the foreseeable future. The Company has no indebtedness.

PART II.OTHER INFORMATION

ITEM 5.OTHER INFORMATION

     On July 15, 1998, the Company entered into an agreement of merger with Cafco Holding Corporation ("Cafco"), a company organized by Andal's principal shareholders (who are also its executive officers) and their affiliates. Upon completion of the merger, each Andal shareholder, other than Cafco, will receive $37 in cash for each common share; and the Cafco shareholders will become sole shareholders of Andal. Since Cafco, which owns 75.3% of such stock, has agreed to vote in favor of the merger, approval by the requisite two-thirds vote of outstanding common stock is assured.

ITEM 6.EXHIBITS AND REPORT ON FORM 8-K
Exhibit 2(a) Agreement and Plan of Merger by and between Andal Corp. and Cafco Holding Corporation dated July 15, 1998.

Exhibit 27     Financial Data Schedule

     No reports on Form 8-K were filed by the Company during the quarter ended June 30, 1998.

                              S I G N A T U R E

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   ANDAL CORP.

DATE:August 14, 1998               By: /s/ Andrew J. Frankel
                                       Andrew J. Frankel
                                       Chairman of the Board and
                                       Chief Executive Officer

DATE:August 14, 1998               By: /s/ Mary Lou Holcombe
                                       Mary Lou Holcombe
                                       Vice President and
                                       Secretary

                                 EXHIBIT 2(a)

                         AGREEMENT AND PLAN OF MERGER

     Agreement and Plan of Merger (this "Plan of Merger") made as of the 15th day of July, 1998, by and between Andal Corp., a New York corporation ("Andal"), and Cafco Holding Corporation, a New York corporation ("Cafco"), Andal and Cafco being sometimes collectively referred to as the "Constituent Corporations." Andal will be the surviving corporation, sometimes hereinafter referred to as the "Surviving Corporation."

                             W I T N E S S E T H:

     WHEREAS, Andal has authorized capital stock consisting of (a) 1,500,000 shares of Convertible Preferred Stock, par value $1.00 per share, none of which are issued or outstanding, (b) 5,000,000 shares of Serial Preferred Stock, par value $1.00 per share, none of which are issued or outstanding and
(c) 1,500,000 shares of common stock, par value $20.00 per share ("Andal Common Stock"), of which 286,094 shares are issued and outstanding and none of which are held as treasury shares; and

     WHEREAS, Cafco has authorized capital stock consisting of 250,000 shares of common stock, par value $.01 per share ("Cafco Common Stock"), of which 215,529 shares are outstanding; and

     WHEREAS, 215,529 shares of Andal Common Stock are owned by Cafco; and

     WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and to the advantage and welfare of their respective Constituent Corporations and their shareholders that Cafco merge with and into Andal, with Andal to be the Surviving Corporation, pursuant to the provisions of Section 901 of the Business Corporation Law of the State of New York (the "NYBCL");

     NOW, THEREFORE, subject to the approval of this Plan of Merger by the shareholders of each of the Constituent Corporations, the Constituent Corporations hereby agree as follows:

1. The names of the Constituent Corporations are Andal Corporation, which was formed under the name National Cleaning Contractors, Inc., and Cafco Holding Corporation.

2. (a) Andal has authorized capital stock consisting of (i) 1,500,000 shares of Convertible Preferred Stock, par value $1.00 per share, none of which are issued or outstanding, ii) 5,000,000 shares of Serial Preferred Stock, par value $1.00 per share, none of which are issued or outstanding and (iii) 1,500,000 shares of Andal Common Stock, of which 286,094 shares are issued and outstanding and none of which are held as treasury shares.

     (b) Cafco has authorized capital stock consisting of 250,000 shares of Cafco Common Stock, of which 215,529 shares are outstanding; and

3. At the Effective Time, as hereinafter defined, Cafco will be merged with and into Andal (the "Merger").

4. This Plan of Merger constitutes a plan of merger pursuant to Section 902 of the NYBCL, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

5. The Merger will become effective immediately upon filing with the Secretary of State of the State of New York following approval by the shareholders of each of the Constituent Corporations of this Plan of Merger or a plan of merger which sets forth the terms of the Merger as set forth in this Plan of Merger and such other matters as may be provided by Section 902 of the NYBCL. Such date and time is herein referred to as the "Effective Time."

6. Cafco agrees to vote its shares of Andal Common Stock in favor of the Plan of Merger.

7. At the Effective Time, the separate existence of Cafco will cease, and Andal, as the Surviving Corporation, will continue to exist under and be governed by the laws of the State of New York. The name of the Surviving Corporation will remain Andal Corp.

8. At and after the Effective Time, the Surviving Corporation will succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of the Constituent Corporations; all debts due either of the Constituent Corporations will be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations will be the property of the Surviving Corporation; the title to any real property of either of the Constituent Corporations will not revert or be in any way impaired by reason of the Merger, but will be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

9.  At the Effective Time:

    (a) Each outstanding share of Andal Common Stock, other than shares owned by Cafco and any shares owned by shareholders exercising their appraisal rights, shall, by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive thirty seven dollars ($37.00). Holders of shares exercising their dissenters' rights shall have the rights provided for in Sections 910 and 623 of the NYBCL.

    (b) Each outstanding share of Cafco Common Stock shall, by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive one fully paid and non-assessable share of Andal Common Stock.

10. Each option to purchase one share of Andal Common Stock shall, with the consent of the holder thereof, become the right to receive per share the amount by which thirty seven dollars ($37.00) exceeds the exercise price thereof.

11. The certificate of incorporation of Andal as existing at the Effective Time shall not be modified or amended by the Merger.

12. The By-laws of Andal, as existing at the Effective Time, will continue in force as the By-laws of the Surviving Corporation until altered, amended or repealed as provided therein or as provided by law.

13. The directors and officers of Andal immediately prior to the Merger, will be the directors and officers of the Surviving Corporation, to hold office until their respective successors have been elected and shall qualify, or as otherwise provided in the By-Laws of the Surviving Corporation.

14. This Plan of Merger may be terminated and the Merger abandoned for any reason whatsoever, by mutual consent of the Boards of Directors of the Constituent Corporations, at any time prior to the Effective Time, notwithstanding adoption and approval of this Plan of Merger by the shareholders of the Constituent Corporations.

15. This Plan of Merger may be amended at any time prior to the Effective Time by mutual consent of the Boards of Directors of the Constituent Corporations; provided, however, that no such amendment shall adversely affect the rights of the shareholders of Andal or Cafco subsequent to the adoption and approval of this Plan of Merger by the shareholders of Andal or Cafco, as the case may be.


    IN WITNESS WHEREOF, the foregoing Plan of Merger, which was duly adopted by the Board of Directors of each of the Constituent Corporations, has been executed by the chairman of the board and secretary or assistant secretary of each of the Constituent Corporations on and as of the date first set forth above.

                                         ANDAL CORP.

                                              By: /s/ Andrew J. Frankel
                                                  Andrew J. Frankel
                                                  Chairman of the Board and CEO

Attest: /s/ Alan N. Cohen
        Alan N. Cohen, Assistant Secretary

                                         CAFCO HOLDING CORPORATION

                                              By: /s/ Andrew J. Frankel
                                                  Andrew J. Frankel
                                                  Chairman of the Board and CEO

Attest: /s/ Mary Lou Holcombe
        Mary Lou Holcombe, Secretary

                                                                      APPENDIX C

                          AGREEMENT AND PLAN OF MERGER

    Agreement and Plan of Merger (this "Plan of Merger") made as of the 15th day of July, 1998, by and between Andal Corp., a New York corporation ("Andal"), and Cafco Holding Corporation, a New York corporation ("Cafco"), Andal and Cafco being sometimes collectively referred to as the "Constituent Corporations." Andal will be the surviving corporation, sometimes hereinafter referred to as the "Surviving Corporation."

                              W I T N E S S E T H:
                              --------------------

    WHEREAS, Andal has authorized capital stock consisting of (a) 1,500,000 shares of Convertible Preferred Stock, par value $1.00 per share, none of which are issued or outstanding, (b) 5,000,000 shares of Serial Preferred Stock, par value $1.00 per share, none of which are issued or outstanding and (c) 1,500,000 shares of common stock, par value $20.00 per share ("Andal Common Stock"), of which 286,094 shares are issued and outstanding and none of which are held as treasury shares; and

    WHEREAS, Cafco has authorized capital stock consisting of 250,000 shares of common stock, par value $.01 per share ("Cafco Common Stock"), of which 215,529 shares are outstanding; and

    WHEREAS, 215,529 shares of Andal Common Stock are owned by Cafco; and

    WHEREAS, the Board of Directors of each of the Constituent Corporations deems it advisable and to the advantage and welfare of their respective Constituent Corporations and their shareholders that Cafco merge with and into Andal, with Andal to be the Surviving Corporation, pursuant to the provisions of
Section 901 of the Business Corporation Law of the State of New York (the "NYBCL");

    NOW, THEREFORE, subject to the approval of this Plan of Merger by the shareholders of each of the Constituent Corporations, the Constituent Corporations hereby agree as follows:

    1. The names of the Constituent Corporations are Andal Corporation, which was formed under the name National Cleaning Contractors, Inc., and Cafco Holding Corporation.

    2. (a) Andal has authorized capital stock consisting of (i) 1,500,000 shares of Convertible Preferred Stock, par value $1.00 per share, none of which are issued or outstanding, (ii) 5,000,000 shares of Serial Preferred Stock, par value $1.00 per share, none of which are issued or outstanding and (iii) 1,500,000 shares of Andal Common Stock, of which 286,094 shares are issued and outstanding and none of which are held as treasury shares.

       (b) Cafco has authorized capital stock consisting of 250,000 shares of Cafco Common Stock, of which 215,529 shares are outstanding; and

    3. At the Effective Time, as hereinafter defined, Cafco will be merged with and into Andal (the "Merger").

    4. This Plan of Merger constitutes a plan of merger pursuant to Section 902 of the NYBCL, to be carried out in the manner, on the terms and subject to the conditions herein set forth.

    5. The Merger will become effective immediately upon filing with the Secretary of State of the State of New York following approval by the shareholders of each of the Constituent Corporations of this Plan of Merger or a plan of merger which sets forth the terms of the Merger as set forth in this Plan of Merger and such other matters as may be provided by Section 902 of the NYBCL. Such date and time is herein referred to as the "Effective Time."

    6. Cafco agrees to vote its shares of Andal Common Stock in favor of the Plan of Merger.

    7. At the Effective Time, the separate existence of Cafco will cease, and Andal, as the Surviving Corporation, will continue to exist under and be governed by the laws of the State of New York. The name of the Surviving Corporation will remain Andal Corp.

    8. At and after the Effective Time, the Surviving Corporation will succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed, of the Constituent Corporations; all debts due either of the Constituent Corporations will be vested in the Surviving Corporation; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Constituent Corporations will be the property of the Surviving Corporation; the title to any real property of either of the Constituent Corporations will not revert or be in any way impaired by reason of the Merger, but will be vested in the Surviving Corporation; all rights of creditors and all liens upon any property of either of the Constituent Corporations will be preserved unimpaired, limited in lien to the property affected by such lien at the Effective Time; and all debts, liabilities and duties of the Constituent Corporations will thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.

    9.  At the Effective Time:

         (a) Each outstanding share of Andal Common Stock, other than shares owned by Cafco and any shares owned by shareholders exercising their appraisal rights, shall, by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive thirty seven dollars ($37.00). Holders of shares exercising their dissenters' rights shall have the rights provided for in Sections 910 and 623 of the NYBCL.

         (b) Each outstanding share of Cafco Common Stock shall, by operation of law and without further action on the part of the former holders, automatically be converted into and become the right to receive one fully paid and non-assessable share of Andal Common Stock.

    10. Each option to purchase one share of Andal Common Stock shall, with the consent of the holder thereof, become the right to receive per share the amount by which thirty seven dollars ($37.00) exceeds the exercise price thereof.

    11. The certificate of incorporation of Andal as existing at the Effective Time shall not be modified or amended by the Merger.

    12. The By-laws of Andal, as existing at the Effective Time, will continue in force as the By-laws of the Surviving Corporation until altered, amended or repealed as provided therein or as provided by law.

    13. The directors and officers of Andal immediately prior to the Merger, will be the directors and officers of the Surviving Corporation, to hold office until their respective successors have been elected and shall qualify, or as otherwise provided in the By-Laws of the Surviving Corporation.

    14. This Plan of Merger may be terminated and the Merger abandoned for any reason whatsoever, by mutual consent of the Boards of Directors of the Constituent Corporations, at any time prior to the Effective Time, notwithstanding adoption and approval of this Plan of Merger by the shareholders of the Constituent Corporations.

    15. This Plan of Merger may be amended at any time prior to the Effective Time by mutual consent of the Boards of Directors of the Constituent Corporations; provided, however, that no such amendment shall adversely affect the rights of the shareholders of Andal or Cafco subsequent to the adoption and approval of this Plan of Merger by the shareholders of Andal or Cafco, as the case may be.

    IN WITNESS WHEREOF, the foregoing Plan of Merger, which was duly adopted by the Board of Directors of each of the Constituent Corporations, has been executed by the chairman of the board and secretary or assistant secretary of each of the Constituent Corporations on and as of the date first set forth above.

                                           ANDAL CORP.

                                              By:
                                                  ------------------------------
                                                  Andrew J. Frankel
                                                  Chairman of the Board and CEO


Attest:
        ----------------------------------
        Alan N. Cohen, Assistant Secretary


                                           CAFCO HOLDING CORPORATION

                                              By:
                                                 -------------------------------
                                                 Andrew J. Frankel,
                                                 Chairman of the Board and CEO

Attest:
       -----------------------------------
       Mary Lou Holcombe, Secretary

                                                                      APPENDIX D

                       NEW YORK BUSINESS CORPORATION LAW

Section 910. Right of shareholder to receive payment for shares upon merger or consolidation, or sale, lease, exchange or other disposition of assets, or share exchange

       (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

              (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

                     (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not be available:

                           (i)   To a shareholder of the parent corporation in a
merger authorized by section 905 (Merger of parent and subsidiary corporations), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

                           (ii)  To a shareholder of the surviving corporation
in a merger authorized by this article, other than a merger specified in subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b) (6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

                           (iii) Notwithstanding subclause (ii) of this clause,
to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

                     (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all of its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

                     (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

              (2) Any shareholder of the subsidiary corporation in a merger authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

              (3) (Added, L 1997) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation.

Section 623. Procedure to enforce shareholder's right to receive payment for shares

         (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

         (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

         (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph
(g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

         (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

         (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenters' rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

         (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of transfer.

         (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

         (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

                     (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

                     (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

                     (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.


                     (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

                     (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

                     (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

                     (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay;
(B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

                     (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificates for any such shares represented by certificates.

         (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

         (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

                     (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

                     (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

                     (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

         (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

         (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

         (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).